                                  EXHIBIT 99.1

                              SECTION 401(k) PLAN

                                 FOR PILOTS OF

                           TRANS WORLD AIRLINES, INC.



                            (AS AMENDED AND RESTATED
                           EFFECTIVE OCTOBER 1, 1992)

                               TABLE OF CONTENTS


ARTICLE I

          DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 Section 1.01     Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 Section 1.02     Auditor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 Section 1.03     Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 Section 1.04     Alternate Payee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 Section 1.05     Association . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 Section 1.06     Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 Section 1.07     Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Section 1.08     Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Section 1.09     Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Section 1.10     Domestic Relations Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Section 1.11     Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Section 1.12     Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Section 1.13     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Section 1.14     Highly Compensated Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 Section 1.15     Investment Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 Section 1.16     Investment Earnings and Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 Section 1.17     Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 Section 1.18     Investment Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 Section 1.19     Nondiscrimination Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 Section 1.20     Nonhighly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Section 1.21     Normal Retirement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Section 1.22     Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Section 1.23     Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Section 1.24     Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Section 1.25     Plan Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Section 1.26     Prior Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Section 1.27     Prior Plan Account(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Section 1.28     Profit Sharing Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Section 1.29     Qualified Domestic Relations Order  . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Section 1.30     Recordkeeper  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 Section 1.31     Retirement Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 Section 1.32     Rollover Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 Section 1.33     Salary Deferral Contribution Account  . . . . . . . . . . . . . . . . . . . . . . . . 6
                 Section 1.34     Salary Deferral Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 Section 1.35     Section 415 Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 Section 1.36     Spouse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Section 1.37     Transfer Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Section 1.38     Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Section 1.39     Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 Section 1.40     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7


                 Section 1.41     Valuation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Section 1.42     Non-Gender Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE II

           PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 Section 2.01     Eligibility to Participate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          Section 2.01(a) -  Immediate Participants . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          Section 2.01(b) -  Future Participants  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          Section 2.01(c) -  Participation upon Reemployment of a Former
                                                   Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE III

            CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Section 3.01     Employee Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          Section 3.01(a) -  Salary Deferral Contributions  . . . . . . . . . . . . . . . . . . . . .   9
                          Section 3.01(b) -  Change of Contributions  . . . . . . . . . . . . . . . . . . . . . . . .   9
                          Section 3.01(c) -  Suspension of Contributions  . . . . . . . . . . . . . . . . . . . . . .   9
                 Section 3.02     Limitations on Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          Section 3.02(a) -  Annual Limit on Salary Deferral Contributions  . . . . . . . . . . . . .   9
                          Section 3.02(b) -  Section 415 Defined Contribution Limits  . . . . . . . . . . . . . . . .  10
                          Section 3.02(c) -  Section 415 Combined Plans Limit . . . . . . . . . . . . . . . . . . . .  10
                          Section 3.02(d) -  Correction of Excess Annual Additions  . . . . . . . . . . . . . . . . .  11
                 Section 3.03     Mathematical Nondiscrimination Test for Salary Deferral
                                  Contributions; Disposition of Excess Amounts  . . . . . . . . . . . . . . . . . . .  12
                 Section 3.04     Rollover Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Section 3.05     Transfer Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE IV

           ACCOUNTS OF PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 Section 4.01     Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 Section 4.02     Investment of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          Section 4.02(a) -  Direction by Participants  . . . . . . . . . . . . . . . . . . . . . . .  16
                          Section 4.02(b) -  Change of Investment for Future Contributions  . . . . . . . . . . . . .  16
                          Section 4.02(c) - Change of Investment for Current Accounts . . . . . . . . . . . . . . . .  17
                 Section 4.03     Valuation of Trust Fund and Investment Funds  . . . . . . . . . . . . . . . . . . .  17
                 Section 4.04     Adjustment of Participant Accounts  . . . . . . . . . . . . . . . . . . . . . . . .  18
                          Section 4.04(a) -   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          Section 4.04(b) -   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE V

          DISTRIBUTIONS AND WITHDRAWALS UNDER THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 Section 5.01     Distribution Upon Termination of Service  . . . . . . . . . . . . . . . . . . . . .  19


                 Section 5.02     Small Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 Section 5.03     Timing of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 Section 5.04     Valuation of Accounts for Distribution  . . . . . . . . . . . . . . . . . . . . . .  20
                 Section 5.05     Death of Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 Section 5.06     Form of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 Section 5.07     In-Service Withdrawals by Participants  . . . . . . . . . . . . . . . . . . . . . .  20
                          Section 5.07(a) -  Non-Hardship Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . .  21
                          Section 5.07(b) -  Hardship Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          Section 5.07(c) -  Withdrawals After Age 59-1/2 . . . . . . . . . . . . . . . . . . . . . .  22
                 Section 5.08     Transfers of Accounts to Other Qualified Plans  . . . . . . . . . . . . . . . . . .  23

ARTICLE VI

           PLAN LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 6.01     Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 6.02     Amount and Frequency of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 6.03     Term of Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 6.04     Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 6.05     Promissory Note and Security  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 6.06     Loan Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 6.07     Loan Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 6.08     Application Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 6.09     Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VII

            QUALIFIED DOMESTIC RELATIONS ORDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 7.01     Qualified Domestic Relations Orders . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 7.02     Notice and Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 7.03     Procedures for Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 7.04     Procedures for Period During Which Determination is Being
                                  Made  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 Section 7.05     Treatment of Former Spouse as Surviving Spouse  . . . . . . . . . . . . . . . . . .  28
                 Section 7.06     Distribution of QDRO Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE VIII

             ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Section 8.01     Fiduciaries/Allocation of Fiduciary Responsibilities  . . . . . . . . . . . . . . .  30
                 Section 8.02     Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Section 8.03     Investment Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Section 8.04     Retirement Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Section 8.05     Multiple Fiduciary Capacities . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 Section 8.06     Reliance Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 Section 8.07     Direction for Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 Section 8.08     Expenses of Plan Administration and Operation of Plan
                                  Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


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
                 Section 8.09     Claims Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 Section 8.10     Claim Review Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE IX

           INVESTMENT COMMITTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 Section 9.01     Establishment of Investment Committee . . . . . . . . . . . . . . . . . . . . . . .  34
                          Section 9.01(a) -  Company Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          Section 9.01(b) -  Association Members  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          Section 9.01(c) -  Outside Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 Section 9.02     Chairman of Investment Committee  . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 Section 9.03     Meetings; Quorum Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 Section 9.04     Voting Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 Section 9.05     Responsibilities and Powers of the Investment Committee . . . . . . . . . . . . . .  35
                 Section 9.06     Plan Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 Section 9.07     Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 Section 9.08     Compensation and Expenses of Investment Committee
                                  Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 Section 9.09     No Power to Amend Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 Section 9.10     Liability for Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE X

          RETIREMENT BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 Section 10.01    Establishment of Retirement Board . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 Section 10.02    Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 Section 10.03    Submission of Dispute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 Section 10.04    Composition of Retirement Board . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 Section 10.05    Board Meetings; Quorum Requirements . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 10.06    Subcommittees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 10.07    Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 10.08    Deadlock; Selection of Impartial Referee  . . . . . . . . . . . . . . . . . . . . .  40
                 Section 10.09    Hearing Before Impartial Referee  . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 10.10    Compensation and Expenses of Board  . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 10.11    Compensation and Expenses of Impartial Referee  . . . . . . . . . . . . . . . . . .  41
                 Section 10.12    Rules of Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 Section 10.13    Consultants to Retirement Board . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 Section 10.14    No Power to Amend Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XI

           THE TRUST FUND AND THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 11.01    Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 11.02    Non-Reversion; Exclusive Benefit Clause . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 11.03    Trust Agreement Part of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42


ARTICLE XII

            AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 12.01    Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 12.02    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 12.03    Distribution of Accounts Upon Plan Termination  . . . . . . . . . . . . . . . . . .  43

ARTICLE XIII

             MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 13.01    Plan Merger, Consolidation or Transfer of Assets  . . . . . . . . . . . . . . . . .  44
                 Section 13.02    No Assignment of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 13.03    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 13.04    Payments to Incapacitated Persons . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 13.05    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 13.06    Construction of Plan Document . . . . . . . . . . . . . . . . . . . . . . . . . . .  44


                              SECTION 401(k) PLAN
                                 FOR PILOTS OF
                           TRANS WORLD AIRLINES, INC.


                                    PREAMBLE



Effective December 1, 1987, Trans World Airlines, Inc. (hereinafter referred to as the "Company") and the Air Line Pilot's Association, Inc. (hereinafter referred to as the "Association") established the Section 401(k) Plan for Pilots of Trans World Airlines for the benefit of its eligible pilots.

Effective as of October 1, 1992, the Company and the Association desire to restate the plan in its entirety as the Section 401(k) Plan for Pilots of Trans World Airlines (hereinafter referred to as the "Plan").

It is intended that this Plan, as restated, shall be approved and qualified by the Internal Revenue Service as satisfying the pertinent requirements of the Internal Revenue Code with respect to employee plans and trusts so that (1) the contributions resulting from reduction of wages by participants will not be subject to federal income tax when made, and (2) the income of the Trust Fund shall be exempt from federal income tax.

It is also intended that this Plan and Trust shall satisfy the pertinent requirements of the Employee Retirement Income Security Act of 1974, as amended, and the Plan and Trust shall be interpreted, wherever possible, to comply with the terms of such Act.

                                   ARTICLE I

                                  DEFINITIONS



         The following terms, as used in this Plan, shall have the meanings specified in this Article I, unless a different meaning is clearly required by the context in which it is used:


         Section 1.01 The term "Accounts" shall mean a Participant's Salary Deferral Contribution Account, and, if applicable, his Prior Plan Account(s), Rollover Account or Transfer Account.


         Section 1.02 The term "Auditor" shall mean an independent certified public accountant, selected by the Investment Committee, who shall annually examine the Plan's financial records and accounts, in accordance with generally accepted accounting principals, to determine and render a written opinion suitable for submission to the Internal Revenue Service and U.S. Department of Labor regarding the Plan's financial position.


         Section 1.03 The term "Affiliate" shall mean any corporation or unincorporated trade or business which is a member of a group to which the Company belongs that is a controlled group of corporations, a group of controlled trades or businesses (whether or not incorporated), or an affiliated service group, as such terms are defined in Sections 414(b), (c), (m) and (o) of the Code.


         Section 1.04 The term "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.


         Section 1.05 The term "Association" shall mean the Air Line Pilots Association, International.


         Section 1.06 The term "Beneficiary" shall mean the Spouse of the Participant, or, in the event that either:


                 (i)      the Participant has no Spouse at his death;


                 (ii) it is established to the satisfaction of the Plan Administrator that the Spouse cannot be located; or


                 (iii) the Spouse has consented to the designation of another Beneficiary, in writing, specifically identifying the Beneficiary with respect to which consent is given and witnessed by a Plan representative or a notary public, the person or persons (including a trust) designated by the Participant in the latest written notice to the Plan Administrator. The Participant shall have the right to change his Beneficiary from time to time in the manner hereinabove described.

         If a married Participant revokes a designation, it shall not be necessary for his Spouse to consent to a subsequent designation if the consent of the Spouse to the first Beneficiary designation was a general consent whereby the Spouse acknowledged the right to limit consent to a specific Beneficiary and voluntarily relinquished such right. In the event no designation is effective, upon the Participant's death, his Accounts shall be paid to the surviving person or persons in the first of the following classes of successive preference beneficiaries:


                 (i)      the Participant's surviving Spouse;


                 (ii) the Participant's surviving children (including adopted children) in equal shares;


                 (iii)    the Participant's surviving parents in equal shares;


                 (iv)     the Participant's brothers and sisters; and


                 (v)      the Participant's estate.


         Section 1.07 The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.


         Section 1.08 The term "Company" shall mean Trans World Airlines, Inc. or its successor, which is the sponsor of this Plan.


         Section 1.09 The term "Compensation" shall mean the total amount of compensation and expenses paid to a Participant by the Company during a Plan Year, as reported on Treasury Form W-2, including any Salary Deferral Contributions to this Plan and compensation for flight pay loss while the Participant is engaged in Association business.

         No amount in excess of the applicable dollar limit under Section 401(a)(17) of the Code for any Plan Year shall be treated as Compensation for purposes of this Plan.

         If a Participant is a greater than five percent (5%) owner of the Company or any Affiliate (within the meaning of Section 416(i) of the Code) or a person who is a highly compensated employee within the meaning of Section 414(q) of the Code, and one of the ten (10) persons paid the highest compensation by the Company and all its Affiliates during the calendar year, the aggregate Compensation of the Participant, the Participant's Spouse (if such Spouse is also a Participant) and any of the Participant's lineal descendants who have not reached age nineteen (19) before the end of the calendar year (if such lineal descendants are also Participants) shall not exceed the applicable dollar limit for the Plan Year under Section 401(a)(17) of the Code. In determining the maximum amount of earnings of each of the aforementioned individuals that shall be treated as Compensation for purposes of this Plan, the applicable dollar limit on aggregate Compensation shall be prorated among the affected Participants in the ratio their individual Compensation (without limitation) bears to the total Compensation (without limitation) of all affected Participants.

         Section 1.10 The term "Domestic Relations Order" shall mean any judgment, decree, or order (including approval of a property settlement agreement) which (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and (ii) is made pursuant to a state domestic relations law (including a community property law).


         Section 1.11 The term "Effective Date" shall mean December 1, 1987, the effective date of the Plan. The effective date of this restated Plan shall be October 1, 1992.


         Section 1.12 The term "Employee" shall mean each person employed by the Company as a pilot and who is on the Pilots' System Seniority List of Trans World Airlines, Inc. The term "Employee" shall not include any "leased employee" as defined in Section 414(n)(2) of the Code.


         Section 1.13 The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.


         Section 1.14 The term "Highly Compensated Employee" shall mean any Employee of the Company or any employee of an Affiliate who:


                 (i) is a greater than five percent (5%) owner of the Company or an Affiliate (as defined in Section 416(i) of the Code) in the current or preceding Plan Year;


                 (ii) is among the top one-fifth (1/5th) of all Employees of the Company and all its Affiliates (other than those excluded pursuant to Internal Revenue Service Regulation Section 1.414(q)-1T) ranked by compensation in the current or preceding Plan Year, if he receives more than fifty thousand dollars ($50,000) (as such amount may be adjusted by the Secretary of the Treasury pursuant to Section 414(q) of the Code) in compensation;


                 (iii) receives more than seventy-five thousand dollars ($75,000) (as such amount may be adjusted by the Secretary of the Treasury pursuant to Section 414(q) of the Code) in compensation in the current or preceding Plan Year; and


                 (iv) is an officer of the Company or an Affiliate in the current or preceding Plan Year who received compensation of more than fifty percent (50%) of the
                          Section 415(b)(1)(A) defined benefit dollar limit, but not to include more than fifty (50) individuals or if less, the greater of three (3) employees or ten percent (10%) of all employees of the Company and all its Affiliates.

         Notwithstanding the foregoing, an Employee should not be considered a Highly Compensated Employee for a Plan Year unless he satisfies the definition set forth in (i), (ii), (iii) or (iv) in the preceding Plan Year, satisfies the definition set forth in (i) in the current Plan Year, or satisfies the definition set forth in (ii), (iii) or (iv) and is one of the one hundred (100) highest paid Employees of the Company and all its Affiliates in the current Plan Year ranked by compensation.

         Notwithstanding any provision of this Section to the contrary, the Plan Administrator may determine which Employees are Highly Compensated Employees for a Plan Year in accordance with the "calendar year election" or, if applicable, the "simplified method" as described in Section 414(q) of the Code and regulations thereunder.

         For purposes of this Section 1.14, the term "compensation" shall mean
Section 415 Compensation earned during a Plan Year, plus any Salary Deferral Contributions to this Plan or amounts not includable in an Employee's gross income for a Plan Year pursuant to Section 125 of the Code.


         Section 1.15 The term "Investment Committee" shall mean the body established pursuant to Article IX.


         Section 1.16 The term "Investment Earnings and Losses" shall mean the net increase or decrease of each Investment Fund in the Trust Fund, calculated by determining the value of each Investment Fund as of the current Valuation Date (disregarding contributions to and disbursements from such fund since the immediately preceding Valuation Date) and subtracting the fair market value of such fund as of the immediately preceding Valuation Date. The value of Investment Funds shall be the combination of investment income (interest and dividends), capital appreciation or depreciation (both realized and unrealized), and the operating expenses of the Plan.


         Section 1.17 The term "Investment Funds" shall mean the funds established pursuant to Section 4.01 in which a Participant's Accounts shall be invested.


         Section 1.18 The term "Investment Manager" shall mean any person(s) or entity(ies) appointed by the Investment Committee to manage assets of an Investment Fund(s). Any such person or entity so appointed must be (i) registered as an investment adviser under the Investment Advisers Act of 1940,
(ii) a bank, as defined in that Act, or (iii) an insurance company qualified to do business under the laws of more than one (1) State; and have acknowledged in writing that he is a fiduciary with respect to the Plan.


         Section 1.19 The term "Nondiscrimination Compensation" shall mean, for each Participant, that portion of his total compensation with respect to a Plan Year earned while a Participant that would be nondiscriminatory within the meaning of Code Section 414(s) and the regulations thereunder. The Plan Administrator may determine the Nondiscrimination Compensation of each Participant from year to year for purposes of performing the mathematical nondiscrimination test described in Section 3.03 and such determination shall be made consistently among all Participants to the extent required by Code
Section 414(s) and the regulations thereunder.


         Section 1.20 The term "Nonhighly Compensated Employee" shall mean any Employee of the Company or any employee of an Affiliate who is not a Highly Compensated Employee.

         Section 1.21 The term "Normal Retirement Date" shall mean the date the Participant attains age sixty (60).


         Section 1.22 The term "Participant" shall mean any Employee who has become a Participant as provided in Article II, or any other person with an Account in the Plan.


         Section 1.23 The term "Plan" shall mean the Section 401(k) Plan for Pilots of Trans World Airlines, as restated effective as of October 1, 1992.

         Section 1.24 The term "Plan Administrator" shall mean the individual or institution appointed by the Investment Committee to manage the administration of the Plan. In the absence of such appointment, the Plan Administrator shall be Trans World Airlines, Inc.


         Section 1.25 The term "Plan Year" shall mean the twelve (12) month period beginning on each January 1 and ending on the following December 31.


         Section 1.26 The term "Prior Plan" shall mean the Trans World Airlines, Inc. Employee Stock Purchase Plan, as amended and restated effective March 3, 1983.


         Section 1.27 The term "Prior Plan Account(s)" shall mean one (1) or more Accounts established on behalf of a Participant to which shall be credited the value of a Participant's interest in the Prior Plan that has been made a part of this Plan and the Account's proportionate share of any net investment gains. From said Account the Account's proportionate share of any net investment losses and any benefit payments, withdrawals or other disbursements shall be deducted.


         Section 1.28 The term "Profit Sharing Distribution" shall mean the amount payable to Trans World Airlines, Inc. employees pursuant to a nonqualified profit sharing arrangement described in Subsection 2(a) and (b) of an agreement entered into between the Association and the Icahn Group on August 5, 1985.


         Section 1.29 The term "Qualified Domestic Relations Order" shall mean a judgment decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or other dependent of a Participant which creates or recognizes the existence of an Alternate Payee's right to or assigns to an Alternate Payee the right to, receive all, or a portion of, the benefits payable with respect to a Participant under the Plan, and which meets the requirements of ERISA and the Code.


         Section 1.30 The term "Recordkeeper" shall mean the institution appointed by the Investment Committee to keep accurate records of all Plan Accounts.


         Section 1.31 The term "RETIREMENT BOARD" shall mean the body established pursuant to Article X.

         Section 1.32 The term "Rollover Account" shall mean an Account established on behalf of an Employee to which shall be credited the value of any amounts rolled over into this Plan pursuant to Section 3.04 hereof and the Account's proportionate share of any net investment gains. From said Account the Account's proportionate share of any net investment losses and any benefit payments, withdrawals or other disbursements shall be deducted. The Participant's interest in his Rollover Account shall be fully vested and nonforfeitable at all times.


         Section 1.33 The term "Salary Deferral Contribution Account" shall mean the Account established on behalf of a Participant to which shall be credited the amount of his contributions pursuant to Section 3.01(a) and the Account's proportionate share of any net investment gains. From said Account, its proportionate share of any net investment losses and any benefit payments, withdrawals or other disbursements shall be deducted. The Participant's interest in his Salary Deferral Contribution Account shall be fully vested and nonforfeitable at all times.


         Section 1.34 The term "Salary Deferral Contributions" shall mean the contributions made by a Participant pursuant to Section 3.01(a) hereof which are considered "elective deferrals" as described in Section 402(g)(3) of the Code.


         Section 1.35 The term "Section 415 Compensation" shall mean for each calendar year, the Employee's earned income, wages, salaries, fees for professional services, commissions paid to salesmen, compensation based on a percentage of profits, bonuses and other amounts received for personal services actually rendered in the course of employment with the Company and excluding the following:


                 (i) Any employer contributions to a plan of deferred compensation to the extent contributions are not included in the gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a "simplified employee pension plan" to the extent such contributions are deductible under
                          Section 219(b)(7) of the Code, and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

                 (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;


                 (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and


                 (iv) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

         Section 1.36 The term "Spouse" shall mean the legally married husband or wife of the Participant. To the extent required by a Qualified Domestic Relations Order, the term Spouse shall include the former husband or wife of the Participant.


         Section 1.37 The term "Transfer Account" shall mean an Account established on behalf of an Employee to which shall be credited the value of any amounts transferred from another qualified plan into this Plan pursuant to
Section 3.05 hereof and the Account's proportionate share of any net investment gains. From said Account the Account's proportionate share of any net investment losses and any benefit payments, withdrawals or other disbursements shall be deducted. An Employee's Transfer Account may be segregated into such subaccounts as may be necessary for proper administration of the Plan.


         Section 1.38 The term "Trust Agreement" shall mean the agreement among the Company, the Investment Committee and the Trustee as such agreement may be amended from time to time.


         Section 1.39 The term "Trust Fund" shall mean all cash, securities and other property held by the Trustee pursuant to the terms of the Trust Agreement, together with any income therefrom.


         Section 1.40 The term "Trustee" shall mean the Trustee under the Trust Agreement or any successor or substitute Trustee therefor.


         Section 1.41 The term "Valuation Date" shall mean, prior to July 1, 1993, the last day of each calendar month or such other date the Investment Committee shall designate. On and after July 1, 1993, the term "Valuation Date" shall mean each business day in the Plan Year or such other date the Investment Committee shall designate.


         Section 1.42 NON-GENDER CLAUSE Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

                                   ARTICLE II

                                 PARTICIPATION



         Section 2.01 ELIGIBILITY TO PARTICIPATE. Each Employee of the Company shall be eligible to become a Participant in this Plan and make Salary Deferral Contributions upon satisfying the requirements set forth in this Section.


         Section 2.01(a) - IMMEDIATE PARTICIPANTS. Each Employee who was a Participant in the Plan on September 30, 1992, shall remain a Participant as of October 1, 1992 without any further action on his part.


         Section 2.01(b) -  FUTURE PARTICIPANTS.  Any Employee not described in
         Section 2.01(a) shall be eligible to become a Participant as of the first day of the month on or after his date of employment as an Employee. An employee who is employed by the Company who is not an eligible Employee, but who later becomes an Employee (as defined in Section 1.12), shall be eligible to become a Participant as of the first day of the month following the date he becomes an eligible Employee. A Participant may elect to begin making Salary Deferral Contributions pursuant to the provisions of Section 3.01(a).


         Section 2.01(c) -   Participation UPON REEMPLOYMENT OF A FORMER
         EMPLOYEE. A Participant who terminates employment or otherwise ceases to be an eligible Employee and later again becomes an Employee shall be eligible to become an active Participant and resume making Salary Deferral Contributions to the Plan as of the first day of the month next following the date he again becomes an Employee.

                                  ARTICLE III

                                 CONTRIBUTIONS



         Section 3.01 EMPLOYEE CONTRIBUTIONS. Each Employee who becomes a Participant in this Plan may elect to reduce his Compensation by an amount equal to the Profit Sharing Distribution and to have such amount contributed on his behalf by the Company, in cash or cash equivalent, to his Salary Deferral Contribution Account. In addition, each Employee who becomes a Participant shall specify, in the manner prescribed by the Plan Administrator, the rate of Salary Deferral Contributions he wishes to make, by payroll deduction, as set forth in this Section 3.01. Such contributions, if any, shall be transmitted by the Company to the Trustee approximately fifteen (15) to twenty (20) days following the end of the calendar month in which such contributions are withheld by payroll deduction.


         Section 3.01(a) - SALARY DEFERRAL CONTRIBUTIONS. A Participant may make Salary Deferral Contributions of not less than one percent (1%) nor more than eleven percent (11%) of his Compensation each payroll period, in one percent (1%) increments.


         Section 3.01(b) -   CHANGE OF CONTRIBUTIONS.  On and after October 1,
         1992, a Participant may, in the manner prescribed by the Plan Administrator, elect to change the rate of his Salary Deferral Contributions within the limitations of Section 3.01(a). Any such change shall be effective as soon as practicable.


         Section 3.01(c) - SUSPENSION OF CONTRIBUTIONS. On and after October 1, 1992, a Participant may, in the manner prescribed by the Plan Administrator, elect to suspend his Salary Deferral Contributions in their entirety. Any such suspension shall be effective as soon as practicable.


         Section 3.02      LIMITATIONS ON CONTRIBUTIONS


         Section 3.02(a) -   ANNUAL LIMIT ON SALARY DEFERRAL CONTRIBUTIONS.
         Notwithstanding any provision of the Plan to the contrary, in no event shall a Participant's Salary Deferral Contributions (when combined with other elective deferrals as defined under Section 402(g)(3) of the Code made by the Participant under all other plans, contracts or arrangements of the Company or its Affiliates), exceed eight thousand seven hundred twenty-eight dollars ($8,728) in a calendar year (or such other amount which shall result from adjustments under Section 415(d) of the Code). The Plan Administrator shall monitor each Participant's Salary Deferral Contributions throughout the year and may, as necessary, reduce a Participant's Salary Deferral Contributions if the applicable annual dollar limit will be exceeded. If it is determined that the Participant has exceeded the limit set forth in this Section for a calendar year, the excess amount and any income allocable to such excess amount shall be distributed to the Participant no later than April 15 following the calendar year in which such excess contribution was made. The return of Salary Deferral Contributions and income shall be accomplished by a proportionate reduction of each affected Participant's investments in the Investment Funds.

         A distribution shall be made during the same calendar year in which the excess Salary Deferral Contributions were made, only if (i) the Participant and the Plan designate the distribution as a distribution of an excess deferral, and (ii) the distribution is made after the date on which the Plan received the excess deferral. Even though distributed, excess Salary Deferral Contributions shall continue to be considered as Salary Deferral Contributions for purposes of determining the average deferral percentage under Section 3.03 for the Plan Year in which they are made.

         Section 3.02(b) -   SECTION 415 DEFINED CONTRIBUTION LIMITS.
         Notwithstanding any provision of the Plan to the contrary, except for contributions to a Rollover Account or Transfer Account, the total annual additions to any Participant's Accounts in this Plan and any other defined contribution plan of the Company and Affiliates for any Plan Year (which shall be the Plan's limitation year) shall not exceed the lesser of (i) thirty thousand dollars ($30,000) or one-fourth (1/4) of the dollar amount described in Section 415(b)(1)(A) of the Code, as such amount may hereafter be adjusted pursuant to Section 415(d)(1)(B) of the Code, whichever is greater, or (ii) twenty-five percent (25%) of the Participant's Section 415 Compensation for such Plan Year.

         The term "annual addition" shall mean the total additions in the Plan Year to the Participant's Accounts in this Plan and any other defined contribution plan of the Company or Affiliates attributable to:


                 (i)      employer contributions;


                 (ii)     employee contributions;


                 (iii)    forfeitures; and


                 (iv) any post-retirement medical benefits or individual medical accounts maintained under any pension or annuity plans of the Company or Affiliates pursuant to Sections 419(d)(3) and 415(l)(2) of the Code which are treated as "annual additions" for purposes of
                          Section 415 of the Code.


         Section 3.02(c) -   SECTION 415 COMBINED PLANS LIMIT.  If a Participant
         is a participant in a defined benefit plan maintained by the Company or an Affiliate, the sum of his defined benefit plan fraction and his defined contribution plan fraction for any limitation year may not exceed 1.0.

         For purposes of this Section, the term "defined contribution plan fraction" shall mean a fraction, the numerator of which is the sum of all of the annual additions to (a) the Participant's Accounts under this Plan and (b) the Participant's accounts under any other defined contribution plans which may be maintained by the Company and its Affiliates as of the close of the Plan Year and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior Plan Year of his employment by the Company or its Affiliates:


                 (i) The product of 1.25 multiplied by the dollar limitation calculated pursuant to Section 3.02(b) for such Plan Year; or


                 (ii) The product of 1.4 multiplied by the percentage limitation calculated pursuant to Section 3.02(b) with respect to the Participant for such Plan Year.

         For purposes of this Section, the term, "defined benefit plan fraction" shall mean a fraction, the numerator of which is the Participant's projected annual benefit (as defined in the defined benefit plan) determined as of the close of the Plan Year and the denominator of which is the lesser of:


                 (i) The product of 1.25 multiplied by the dollar limitation under Section 415(b)(1)(A) of the Code for such Plan Year; or


                 (ii) The product of 1.4 multiplied by the percentage limitation which may be taken into account pursuant to Section 415(b)(1)(A) of the Code with respect to the Participant for such Plan Year.


         Section 3.02(d) -   CORRECTION OF EXCESS ANNUAL ADDITIONS.  In the
         event a corrective adjustment is needed in the aggregate "annual additions" to a Participant's Accounts in this Plan, and any other defined contribution plan maintained by the Company that would be aggregated with this Plan during the Plan Year for purposes of determining compliance with the limitation described in Section 3.02(b), in order to comply with such limitation; or a corrective adjustment is needed in the aggregate benefits from defined contribution plans and defined benefit plans maintained by the Company in order to comply with the limitation described in Section 3.02(c), then such adjustment shall be made in the following manner and order in the amounts necessary to reduce the excess annual additions:


                 (i) by a reduction in the voluntary contributions to the TWA Pilots Directed Account Plan; and


                 (ii) then, by a reduction in the Participant's Salary Deferral Contributions to this Plan; and

                 (iii) then, by a reduction in Company contributions to the TWA Pilots Directed Account Plan; and

                 (iv) then, by a reduction in the benefits accrued under the Retirement Plan for Pilots of Trans World Airlines, Inc.

         If, as a result of a miscalculation of a Participant's Section 415 Compensation or such other limited circumstances as the commissioner of Internal Revenue justifies the use of the rules described in Treasury Regulation Section 1.415-6(b)(6), it becomes necessary to reduce a Participant's Salary Reduction Contributions to this Plan, the reduction shall be accomplished by distributing the excess Salary Deferral Contributions to the affected Participant.


         Section 3.03 MATHEMATICAL NONDISCRIMINATION TEST FOR SALARY DEFERRAL CONTRIBUTIONS; DISPOSITION OF EXCESS AMOUNTS. Notwithstanding any of the provisions of this Plan to the contrary, in each Plan Year, the Participant's Salary Deferral Contributions shall be subject to the mathematical nondiscrimination test set forth in Section 401(k) of the Code: that is, the "average deferral percentage" of the eligible Highly Compensated Employees for each Plan Year shall not exceed the average deferral percentage of the Nonhighly Compensated Employees by more than the limit determined in accordance with the following table counting for this purpose each Salary Deferral Contribution (including zero (0) Salary Deferral Contributions in the case of any nonparticipating eligible Employee):


                  If the average                                        The average deferral
                deferral percentage                                      percentage (ADP) of
              (ADP) of the Nonhighly                                   the Highly Compensated
             Compensated Employees is                                     Employees can be
             ------------------------                                 ------------------------
        Less than two percent (2%)                    Up to the ADP of the eligible Nonhighly Compensated Employees multiplied by 2.0 (the "alternative test").

        Two percent (2%) but not                      Up to the ADP of the eligible Nonhighly
        more than eight percent (8%)                  Compensated Employees plus two percent (2%) (the "alternative test").

        Eight percent (8%) or more                    Up to the ADP of the eligible Nonhighly Compensated Employees multiplied by 1.25 (the "general test").

         "Average deferral percentage" as used herein shall mean the average of the ratios (calculated separately for each eligible Employee) of (i) the amount of Salary Deferral Contributions actually paid over to the Trust Fund on behalf of each such Employee for a Plan Year and (ii) the Employee's Nondiscrimination Compensation for such Plan Year. In calculating the ratio of each Employee for a Plan Year, a Salary Deferral Contribution shall be taken into account only if allocated to the Employee as of a date within such Plan Year and only if the Salary Deferral Contribution relates to compensation for services performed within such Plan Year and would have been received by the Employee during the Plan Year or within two and one-half (2 1/2) months thereafter if not for the election to make a Salary Deferral Contribution.

         The Plan Administrator shall monitor the average deferral percentages of the Nonhighly Compensated Employees and the Highly Compensated Employees during each Plan Year. If it appears at any time within a Plan Year that the mathematical nondiscrimination test may not be satisfied, the Company may suspend or decrease the rate of Salary Deferral Contributions by Highly Compensated Employees (beginning with the Highly Compensated Employee with the highest deferral percentage) for the remainder of the Plan Year. If, after the end of the Plan Year, it is determined that the mathematical nondiscrimination test has not been satisfied, the Plan Administrator shall direct the Trustee to return the amount of the affected Participants' Salary Deferral Contributions for such Plan Year that will cause the mathematical nondiscrimination test to be satisfied, with the income allocable to such Participants' Salary Deferral Contributions calculated in accordance with the regulations under Section 401(k) of the Code. The return of Salary Deferral Contributions and income shall occur before the end of the Plan Year following the Plan Year in which the Plan failed to satisfy the mathematical nondiscrimination test and shall be accomplished by a proportionate reduction of the investments of the affected Participant's Accounts in the Investment Funds.

         Notwithstanding any provision of this Section to the contrary:

                 (i) in the event this Plan is aggregated with one or more other plans in order for this Plan or such other plan or plans to satisfy the requirements of Sections 401(a)(4) or 410(b) of the Code, then the mathematical nondiscrimination test described in this Section shall be applied by determining the average deferral percentages of eligible Employees as if the aggregated plans were a single plan;


                 (ii) the individual deferral percentage for any eligible Highly Compensated Employee who is eligible to make elective deferrals (as defined in Section 402(g) of the Code) under two (2) or more cash or deferred arrangements of the Company and its Affiliates shall be determined as if all such elective deferrals were made under a single arrangement (unless regulations under Section 401(k), 401(a)(4) or 410(b) of the Code provide that such cash or deferred arrangements must not be aggregated); and


                 (iii) for purposes of determining the individual deferral percentage of an eligible Employee who is a greater than five percent (5%) owner (within the meaning of Section 416(i) of the Code) or among the ten most highly paid Highly Compensated Employees, the Salary Deferral Contributions (or other elective deferrals) and Nondiscrimination Compensation of such Employees shall include the Salary Deferral Contributions (or elective deferrals) and Nondiscrimination Compensation for the Plan Year of his family members

                          (as defined in Section 414(q)(6) of the Code).
                          Except as provided in the preceding sentences, Salary Deferral Contributions (or the elective deferrals) and Nondiscrimination Compensation of family members shall be disregarded in determining the average deferral percentages of eligible Highly Compensated Employees and Nonhighly Compensated Employees. In the event the individual deferral percentage of an eligible Highly Compensated Employee is determined in the manner described in this subsection, the amount of Salary Deferral Contributions returned as a result of failure of the mathematical nondiscrimination test shall be determined under the "leveling method" described in regulations under Section 401(k) of the Code and allocated among family members in proportion to their respective Salary Deferral Contributions for the Plan Year.

         Section 3.04 ROLLOVER CONTRIBUTIONS. A Participant who has received or is entitled to receive an "eligible rollover distribution" within the meaning of Section 402 of the Code from a qualified retirement plan may contribute or authorize the plan-to-plan transfer of all or part of the distribution to the Trust Fund for this Plan, to the extent permitted by law, regardless of whether he is presently eligible to participate in this Plan; provided, however, no such contribution may be made unless all of the following conditions are satisfied:


         (a) If the distribution is contributed by the Participant, such contribution occurs on or before the sixtieth (60th) day following the Participant's receipt of the distribution from this plan, the Prior Plan or another plan or, if such distribution had previously been deposited in an individual retirement account (as defined in Section 408 of the Code), the contribution occurs on or before the sixtieth (60th) day following his receipt of such distribution from the individual retirement account;


         (b) The distribution received from this plan, the Prior Plan or another plan is an eligible rollover distribution within the meaning of Section 402 of the Code;


         (c) The amount contributed or transferred is not more than the distribution from this plan, the Prior Plan or another plan less the amount, if any, considered to be a return of employee after-tax contributions; and


         (d)     The contribution or transfer consists of cash.

         The Plan Administrator shall develop such procedures, and may require such information from the Participant desiring to make such a contribution or plan-to-plan transfer, as it deems necessary or desirable to determine that the proposed contribution or transfer shall satisfy the requirements of this Section. Upon approval by the Plan Administrator, the amount contributed or transferred shall be credited to a Rollover Account established on the Participant's behalf. Upon such a contribution by an Employee who is not yet making Salary Deferral Contributions to this Plan, his Rollover Account shall represent his sole interest in this Plan until he begins making Salary Deferral Contributions to the Plan.

         Section 3.05 TRANSFER CONTRIBUTIONS. At its discretion, the Plan Administrator may authorize the acceptance of a plan-to-plan transfer of an Employee's interest in any other defined contribution plan, that is qualified under Section 401(a) of the Code, and that does not constitute an eligible rollover distribution described in Section 3.04 and Section 402 of the Code, to the Trust Fund for this Plan.

         The Plan Administrator shall develop such procedures and may require such information regarding the interest to be transferred, as it deems necessary or desirable to determine that the proposed transfer shall satisfy the requirements of this Section. Upon approval by the Plan Administrator, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Transfer Account established on behalf of the Employee. Upon such a transfer by an Employee who is not yet making Salary Deferral Contributions to this Plan, his Transfer Account shall represent his sole interest in the Plan until he begins making Salary Deferral Contributions to the Plan.

                                   ARTICLE IV

                            ACCOUNTS OF PARTICIPANTS


         Section 4.01 INVESTMENT FUNDS. Prior to July 1, 1993, there shall be established within the Trust Fund one (1) or more separate Investment Funds selected by the Investment Committee. On and after July 1, 1993, the Trust
Fund shall include four (4) or more separate Investment Funds selected by the Investment Committee. As of July 1, 1993, the Trust Fund shall include the following Investment Funds:


                 (i)      Fixed Income Fund;


                 (ii)     Conservative Equity Income Fund;


                 (iii)    Equity Index Fund;


                 (iv)     Growth Stock Fund;


                 (v)      International Stock Fund;


                 (vi)     Aggressive Growth Stock Fund;


                 (vii)    Conservative Portfolio;


                 (viii)   Moderate Portfolio; and


                 (ix)     Aggressive Portfolio.

         The Investment Committee may add, modify or eliminate Investment Funds at its discretion.


         Section 4.02 INVESTMENT OF ACCOUNTS. All Accounts shall be invested as hereinafter provided:


         Section 4.02(a) -   DIRECTION BY PARTICIPANTS.  An Employee who is or
         becomes a Participant may direct the investment of his Salary Deferral Contributions, rollover contributions, any amounts transferred to this Plan on his behalf pursuant to Section 3.05, and, if applicable, his Prior Plan Accounts, among the Plan's Investment Funds. In the absence of any investment direction by the Participant, a Participant's Account(s) shall be invested in the Moderate Portfolio.


         Section 4.02(b) -   CHANGE OF INVESTMENT FOR FUTURE CONTRIBUTIONS.
         Prior to July 1, 1993, a Participant may elect to change the investment of future Salary Deferral Contributions in the manner prescribed by the Investment Committee not less than four (4) times per Plan

         Year. Any such election shall be effective on such date as is determined by the Investment Committee, but not later than the first business day of each calendar month as designated by the Participant, provided the Plan Administrator receives the election at least thirty
         (30) days prior to the date the election is to be effective.

         On and after July 1, 1993, a Participant may elect to change the investment of his future Salary Deferral Contributions in one percent (1%) increments among the Plan's Investment Funds. Any such election shall be effective with respect to Salary Deferral Contributions for the first payroll period following receipt of the election by the Recordkeeper, provided that such election is received on or before the close of business on the tenth (10th) day of the calendar month. Any election received by the Recordkeeper after the tenth (10th) day of the calendar month shall be effective with respect to Salary Deferral Contributions for the next following payroll period.

         Section 4.02(c) - CHANGE OF INVESTMENT FOR CURRENT ACCOUNTS. Prior to July 1, 1993, a Participant may elect to change the investment of his current Account balances among the Plan's Investment Funds in the manner prescribed by the Investment Committee not less than four (4) times per Plan Year. Any such election shall be effective on such date as is determined by the Investment Committee, but not later than the first business day of each calendar month as designated by the Participant, provided the Plan Administrator receives the election at least thirty (30) days prior to the date the election is to be effective.

         On and after July 1, 1993, a Participant may elect to change the investment of his current account balances, in one percent (1%) increments among the Plan's Investment Funds.

         A Participant's investment directions given pursuant to this Section shall be effective as of the Valuation Date next following the date on which the directions are received by the Recordkeeper. A written investment direction shall be deemed received by the Recordkeeper when stamped by the Recordkeeper. A telephonic investment direction shall be deemed received by the Recordkeeper as of the date the directions were received, even if recorded subsequent thereto.

         A written confirmation of the transaction will be sent to the Participant, at his home address, and if the Participant so elects, at one other address as on file with the Recordkeeper, within three (3) business days from the date the directions were given by the Participant.

         If a dispute arises concerning investment directions given, claims must be made to the Plan Administrator, within thirty (30) days from the date the confirmation is received, or if no confirmation is received, within thirty (30) days from the date the Participant receives the statement for the month in which the transaction occurred or would have occurred.

         Section 4.03 VALUATION OF TRUST FUND AND INVESTMENT FUNDS. In valuing the Trust Fund, the assets thereof shall be valued by the Trustee(s) at their market value in accordance with its usual methods for determining such market value. In the case of assets that do not trade in public markets, the Investment Committee may engage the services of an independent valuation consultant to ascertain market value. In exercising its authority to retain a bank, insurance company or investment advisor as specified under ERISA and other providers of service to the Plan, the Investment Committee is responsible for monitoring valuation procedures to assure that they meet a reasonable industry standard. When necessary to assist it in such monitoring of valuation procedures, the Investment Committee may retain such expert assistance as it deems necessary.

         Section 4.04 ADJUSTMENT OF PARTICIPANT ACCOUNTS. The Accounts of each Participant shall be adjusted as of each Valuation Date in the following manner:


         Section 4.04(a) - The Accounts shall be increased by any loan repayments (including interest) and by any contributions to such Accounts, and shall be decreased by any distributions, withdrawals, loans or other disbursements from such Accounts.


         Section 4.04(b) - The Investment Earnings and Losses of each Investment Fund since the preceding Valuation Date shall be allocated to the Accounts invested in such Investment Funds in proportion to the value of each such Account's investment in the Fund.

                                   ARTICLE V

                  DISTRIBUTIONS AND WITHDRAWALS UNDER THE PLAN



         Section 5.01 DISTRIBUTION UPON TERMINATION OF SERVICE. If the Participant terminates service with the Company or Affiliates for any reason other than death, the entire balance of his Salary Deferral Contribution Account, and, if applicable, his Prior Plan Account, Rollover Account or Transfer Account shall become distributable to him valued in the manner set forth in Section 5.04 hereof.


         Section 5.02 SMALL BENEFITS. Notwithstanding any provision of the Plan to the contrary, if the total value of a terminating Participant's
Accounts at the time of his termination of employment is three thousand five hundred dollars ($3,500) or less (and was not more than three thousand five hundred dollars ($3,500) at the time of any prior distribution or withdrawal), the entire value of the Participant's Accounts will automatically be distributed to the Participant in a single lump sum payment as soon as practicable following the termination of employment.


         Section 5.03 TIMING OF DISTRIBUTION. If the total value of a Participant's Accounts at the time of his termination of employment is more than three thousand five hundred dollars ($3,500) (or was more than three thousand five hundred dollars ($3,500) at the time of any prior distribution or withdrawal), payments shall commence not more than sixty (60) days following the Participant's termination of employment or the Plan Administrator's receipt of the Participant's election to commence benefits, whichever is later.
Payment shall not commence prior to the Participant's attainment of age sixty-two (62) without the Participant's written consent obtained within ninety
(90) days prior to the date payment is to begin.

         Notwithstanding the foregoing, unless the Participant elects a later commencement date in writing, in no event shall payments commence later than sixty (60) days after the end of the Plan Year in which occurs the latest of:


                 (i)      the Participant's attainment of age sixty-two (62);


                 (ii) the tenth (10th) anniversary of the commencement of his Plan participation; or


                 (iii)    his termination of employment.

         Notwithstanding any provision of the Plan to the contrary, the entire balance of all of a Participant's Accounts shall be distributed no later than April 1 of the calendar year immediately following the date he attains age seventy and one-half (70 1/2), even if he is still employed. If a Participant receives a distribution described in the preceding sentence while still employed, any additional amounts allocated to his Accounts as of any succeeding December 31 shall be distributed no later than the end of the following calendar year. The Recordkeeper will monitor the Participants' Accounts and notify the Plan Administrator of any minimum distributions required under Section 401(a)(9) of the Code prior to the required beginning date.

         Section 5.04 VALUATION OF ACCOUNTS FOR DISTRIBUTION. When a Participant's Accounts become distributable pursuant to Section 5.01 hereof, prior to July 1, 1993, the distributable amount shall be equal to the value of the Accounts determined as of the Valuation Date next preceding the distribution, which shall not be earlier than the Valuation Date coincident with or next following the date the Accounts first become distributable.

         When a Participant's Accounts become distributable on and after July 1, 1993, the Participant's Accounts shall be valued as of the Friday (or if such Friday is a holiday, the next business day) preceding the distribution, which shall not be earlier than the Friday (or if such Friday is a holiday, the next business day) coincident with or next following the date the Accounts first become distributable.


         Section 5.05 DEATH OF PARTICIPANT. If a Participant dies before the entire balance of his Accounts has been distributed to him, the remaining interest shall be distributed to the Participant's Beneficiary as soon as reasonably practicable following the Valuation Date coincident with or next following the Participant's death. However, if the value of the deceased Participant's Accounts is more than three thousand five hundred dollars ($3,500), the Beneficiary may elect to have the deceased Participant's Accounts remain in the Plan until the Beneficiary requests distribution. If the Beneficiary makes such an election, the Beneficiary shall be permitted to direct the investment of the Accounts among the Investment Funds (pursuant to Section 4.02) and shall be permitted to make withdrawals of all or part of the deceased Participant's Accounts. Upon the Beneficiary's election to receive distribution from the Accounts, the benefit shall be paid in the manner set forth in Section 5.06. Notwithstanding the foregoing, at such time as the deceased Participant's Accounts are less than three thousand five hundred dollars ($3,500), the entire balance shall automatically be distributed in a single lump sum payment. Notwithstanding any provision of the Plan to the contrary, a distribution to a deceased Participant's nonspouse Beneficiary shall be completed within five (5) years of the Participant's death. A distribution to a deceased Participant's Spouse shall commence no later than the date the deceased Participant would have attained age seventy and one-half (70 1/2) and shall be paid over a period not longer than the Spouse's life expectancy.


         Section 5.06 FORM OF DISTRIBUTION. Distribution of a Participant's Accounts shall be made in a single lump sum cash payment. However, if the Beneficiary of a deceased Participant is the Participant's Spouse, and the value of the deceased Participant's Accounts is more than three thousand five hundred dollars ($3,500), on or after July 1, 1993, the Spouse may elect to have the Accounts paid in the form of periodic installments in the amount and over such period as the Spouse may elect.

         Section 5.07 IN-SERVICE WITHDRAWALS BY PARTICIPANTS. A Participant may, while employed by the Company, withdraw amounts from his Plan Accounts, provided the withdrawal satisfies the terms and conditions of this Section. An in-service withdrawal pursuant to Sections

5.07(a) or 5.07(c) shall be made not more than thirty (30) days after receipt of the Participant's written request. A hardship withdrawal pursuant to
Section 5.07(b) shall be made as soon as reasonably practicable after the Participant's written request is approved by the Plan Administrator. All withdrawals shall be accomplished by a proportionate reduction of the applicable Accounts' investment in the Investment Funds.

         Section 5.07(a) - NON-HARDSHIP WITHDRAWAL. Prior to his attainment of age fifty-nine and one-half (59 1/2), the Participant may make an in-service withdrawal from his Prior Plan Account, Transfer Account and/or Rollover Account of an amount not more than the value of such Account(s) (less any amount held as security for a loan from the Plan), in a single lump sum cash payment. Withdrawals pursuant to this Section shall be made from the Participant's Accounts in the following order:


                 (i) that portion of any Prior Plan Accounts consisting of after-tax employee contributions and earnings attributable thereto;


                 (ii) that portion of any Transfer Account consisting of after-tax employee contributions and earnings attributable thereto;


                 (iii) that portion of any Prior Plan Account consisting of employer contributions (other than elective deferrals) and earnings attributable thereto:


                 (iv) that portion of any Transfer Account consisting of employer contributions (other than elective deferrals) and earnings attributable thereto; and


                 (v)      Rollover Account.


         Section 5.07(b) - HARDSHIP WITHDRAWAL. Prior to his attainment of age fifty-nine and one-half (59 1/2), a Participant may obtain a withdrawal from his Salary Deferral Contribution Account in a single lump sum cash payment upon his establishment to the satisfaction of the Plan Administrator that the withdrawal is necessary to alleviate a financial hardship. No withdrawal may be made pursuant to this Section until the Participant has obtained all non-hardship withdrawals permitted under all plans maintained by the Company and Affiliates (including those permitted under Section 5.07(a)) and the Participant has obtained all nontaxable loans available under all Plans of the Company and Affiliates.

         For purposes of this Section, financial hardship shall mean an immediate and heavy financial need of the Participant which cannot be satisfied from other reasonably available resources on account of:

                 (i) Medical expenses incurred by the Participant, his spouse or his dependents, or expenses necessary to obtain medical care;

                 (ii)     The payment of tuition and fees for the next twelve
                          (12) months of post-secondary education for the Participant, his spouse or his dependents;


                 (iii) The purchase of a principal residence of the Participant (not including mortgage payments); or


                 (iv) The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of such principal residence.

         In no event shall a hardship withdrawal exceed the lesser of the amount necessary to alleviate the financial hardship or the amount described in (i) below, reduced by the amount described in (ii) below where:


                 (i) is an amount equal to the lesser of the Participant's Salary Deferral Contributions plus earnings credited to the Participant's Salary Deferral Contribution Account as of December 31, 1988, or the balance of the Participant's Salary Reduction Contribution Account; and


                 (ii) is any part of the amount described in (i) above held as security for a loan to the Participant pursuant to
                          Article VI.

         Notwithstanding the foregoing, in determining the maximum amount that is eligible for hardship withdrawal, the Plan Administrator shall apply uniform procedures to adjust the Participant's Accounts to reflect unrecognized or unallocated investment losses since the Valuation Date next preceding the withdrawal.

         Immediately following a hardship withdrawal, a Participant's Salary Reduction Contributions to this Plan and other elective deferrals (as defined in Section 402(g)(3) of the Code) made to any other plan of the Company and its Affiliates shall be suspended for a period of twelve (12) full calendar months following the withdrawal. In addition, for the Plan Year immediately following the Plan Year of the Participant's hardship withdrawal, the annual limit on Salary Deferral Contributions described in Section 3.02(a) shall be reduced by the Participant's Salary Deferral Contributions to this Plan and other elective deferrals (as defined under Section 402(g)(3) of the Code) made to any other plan of the Company and its Affiliates for the Plan Year of the hardship withdrawal.


         Section 5.07(c) - WITHDRAWALS AFTER AGE 59-1/2. A Participant who has attained age fifty-nine and one-half (59-1/2) may make an in-service withdrawal of the entire balance of all his Plan Accounts (less any amount held as security for a loan from the Plan) in a single lump sum cash payment. Withdrawals pursuant to this Section shall be made from a Participant's Accounts in the order described in
         Section 5.07(a) and then from the Participant's Salary Deferral Contributions.

         Section 5.08 TRANSFERS OF ACCOUNTS TO OTHER QUALIFIED PLANS. At the election of a Participant who is eligible for a distribution from the Plan on or after January 1, 1993, that is an "eligible rollover distribution" (within the meaning of Section 402 of the Code), the Plan Administrator shall authorize the direct transfer of the distributed amount from the Trust Fund of this Plan to a "qualified trust" or "eligible retirement plan" (within the meaning of Section 401(a)(31) of the Code). Such direct transfers shall be made in accordance with procedures established by the Plan Administrator conforming to the requirements of Section 401(a)(31) of the Code and regulations thereunder.

                                   ARTICLE VI

                                   PLAN LOANS



         Section 6.01 LOANS. A Participant receiving Compensation or a Participant who is furloughed or on an unpaid leave may, in accordance with uniform procedures established by the Plan Administrator, obtain a loan from the Trust Fund. The loan must meet the terms and conditions specified in any separate written loan policy adopted by the Plan Administrator, which shall be incorporated as part of this Plan by reference, as well as the terms and conditions of this Article.


         Section 6.02 AMOUNT AND FREQUENCY OF LOANS. No more than one (1) loan to any Participant may be outstanding at any time. No loan shall be granted for less than one thousand dollars ($1,000).

         The maximum permissible loan shall not exceed the lesser of:


                 (i) One half (1/2) of the vested amount of the Participant's Accounts under the Plan (determined as of the time the loan is initiated); or


                 (ii) Fifty thousand dollars ($50,000) (or a higher amount if permitted by law) minus the excess of the sum of the Participant's highest outstanding loan balances under this Plan and the TWA Pilots Directed Account Plan during the twelve (12) month period ending on the day before a loan is granted, over the outstanding balance of the loan granted.


         Section 6.03 TERM OF LOAN. The term of each loan shall be in yearly increments of not less than one (1) year and not more than five (5) years; except for a loan for the purpose of the purchase of the Participant's principal residence, which shall be for a term of no more than ten (10) years. Except as otherwise may be provided in the Code or applicable regulations, each loan must provide for substantially level amortization with payments made not less frequently than quarterly.


         Section 6.04 INTEREST RATE. Interest on any loan shall be at the prime rate as reported in the Wall Street Journal in effect on the first (1st) business day of the month in which the loan is initiated or such other rate as may be designated by the Investment Committee. The interest rate shall be determined at the time the loan is made and shall remain unchanged for the duration of the loan.


         Section 6.05 PROMISSORY NOTE AND SECURITY. Loans shall be evidenced by a promissory note. A loan shall be secured by the Participant's Plan Accounts to the extent of fifty percent (50%) of the vested value of the Participant's Plan Accounts as of the time the loan is initiated.

         Section 6.06 LOAN PROCEEDS. Loan proceeds shall be taken from a Participant's Plan Accounts in the following order:


                 (i)      Salary Deferral Contribution Account;


                 (ii) that portion of any Prior Plan Account consisting of after-tax employee contributions and earnings attributable thereto;


                 (iii) that portion of any Prior Plan Account consisting of employer contributions (other than elective deferrals) and earnings attributable thereto; and


                 (iv)     Rollover or Transfer Account.

         Repayments of loan principal and interest shall reduce the outstanding balance of the loan and shall be credited to the Participant's Plan Accounts in reverse order from which loan proceeds were taken until principal and repayments equal the amount of the proceeds taken from the respective Accounts.

         Loan proceeds shall be taken proportionately from the Investment Funds in which the Participant's Accounts are invested.

         Repayments of loan principal and interest shall be invested in the Plan's Investment Funds in accordance with the investment elections last in effect for Salary Deferral Contributions.


         Section 6.07 LOAN PAYMENTS. Repayment of any loan shall be by payroll deduction while the borrowing Participant is receiving Compensation (sufficient to make repayment). An Employee who is not receiving Compensation (sufficient to make repayment) shall make loan payments directly to the Recordkeeper to be credited to the Trust. A Participant may pre-pay a loan, in full, at any time without penalty; however, partial pre-payments shall not be made.

         Other than in the case of an in-service withdrawal described in
Section 5.07, the outstanding balance of any Plan loan shall be immediately due and payable at the time the Accounts of a Participant are distributed. Unless otherwise repaid, repayment shall be made by reduction of the Participant's Accounts held as security for the loan before a distribution is made.


         Section 6.08 APPLICATION PROCEDURE. Applications for loans must be made to the Plan Administrator in writing. The application must state the loan amount requested, the term over which the loan is to be repaid, and such other information as the Plan Administrator may reasonably request. Upon receipt of a completed loan application, the Plan Administrator will approve or deny the loan application based upon the conditions described in this Article and such other reasonable standards the Plan Administrator may prescribe, applied uniformly and without discrimination among all applicants. The Plan Administrator shall notify the applicant of approval or denial of the loan. If the loan is approved, the applicant shall be provided a promissory note and such other documents as may be necessary to complete the processing of the loan. The Plan may impose a reasonable fee for the processing of a loan application and/or administration of a loan from the Plan which shall be deducted from the loan proceeds.

         Section 6.09 DEFAULT. If a Participant should be in default on any Plan loan as of the end of any three (3) month period following the time the loan is initiated or such other date specified in a written loan policy adopted by the Plan Administrator, the entire amount of unpaid principal and accrued interest shall immediately become due and payable. Without further action or notice to the Participant, the Plan Administrator may direct the Trustee to reduce the Participant's Plan Accounts by the lesser of the total amount due and payable or the amount of the Accounts pledged as security for the loan. The Plan Administrator, at its discretion, may delay such direction, for as long as it deems appropriate, provided such delay is applied on a consistent basis that is not discriminatory in favor of Highly Compensated Employees. During such delay, the outstanding balance of the loan shall continue to accrue interest until fully repaid. If such action does not fully repay the loan, the Plan Administrator may take such other action as may be necessary or appropriate to secure repayment.

                                  ARTICLE VII

                      QUALIFIED DOMESTIC RELATIONS ORDERS



         Section 7.01 QUALIFIED DOMESTIC RELATIONS ORDERS. The Plan Administrator shall comply with all Qualified Domestic Relations Orders received by it and shall pay benefits in accordance with the terms of the Plan.


         Section 7.02 NOTICE AND DETERMINATION. The Plan Administrator shall promptly notify the Participant and each Alternate Payee of the receipt of a Domestic Relations Order and of the Plan's procedures (as described in Section 7.03) for determining whether a Domestic Relations Order is a Qualified Domestic Relations Order. The Plan Administrator shall, within a reasonable period of time after receipt of a Domestic Relations Order, determine whether the Domestic Relations Order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of its determination. The notices provided for in this Section 7.02 shall be mailed by certified mail, return receipt requested, to the address specified in the Domestic Relations Order, or, if the Domestic Relations Order fails to specify an address, to the last address of the Participant or Alternate Payee known to the Plan Administrator.


         Section 7.03 PROCEDURES FOR DETERMINATION. Upon the receipt of a Domestic Relations Order, the Plan Administrator shall review such Domestic Relations Order, or cause such Domestic Relations Order to be reviewed, to determine whether it is a Qualified Domestic Relations Order. In the event the Domestic Relations Order satisfies each and every requirement of ERISA and the Code, then such order shall be deemed qualified and the Plan Administrator shall provide notice of such determination in accordance with the notice requirements set forth in Section 7.02. In the event the order is not deemed qualified, then the Plan Administrator shall notify the Participant and any Alternate Payee of the reasons such Domestic Relations Order is not a Qualified Domestic Relations Order. The Alternate Payee shall have eighteen (18) months from the date the Plan Administrator first received the Domestic Relations Order to obtain a modified Domestic Relations Order which satisfies all of the requirements of ERISA and the Code. There shall be no limit to the number of modified Domestic Relations Orders which may be submitted to the Plan Administrator during the eighteen (18) month period. If the Alternate Payee fails to present a modified Domestic Relations Order which satisfies the requirements of ERISA and the Code during the eighteen (18) month period, then the Plan Administrator shall make a determination that the Domestic Relations Order is not a Qualified Domestic Relations Order. If the Domestic Relations Order is not a Qualified Domestic Relations Order, the Plan Administrator shall provide notice of such determination, and the reasons for such determination, in accordance with the requirements for notice provided in this Article VII.
If the modified order is a Qualified Domestic Relations Order, then the Plan Administrator shall make a determination that the Domestic Relations Order is a Qualified Domestic Relations Order, and the Plan Administrator shall provide notice of such determination in accordance with the requirements of notice provided in Section 7.02. Each Alternate Payee shall be permitted to designate a representative for receipt of copies of notices which are sent to the

Alternate Payee with respect to a Domestic Relations Order received by the Plan Administrator and pertaining to the Alternate Payee.

         Section 7.04 PROCEDURES FOR PERIOD DURING WHICH DETERMINATION IS BEING MADE.


         (a) During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, the Retirement Board, a court of competent jurisdiction, or otherwise), the Plan Administrator shall direct the Trustee to segregate in a separate account(s) in the Plan the amounts which would have been payable to the Alternate Payee during such period if the Domestic Relations Order had been determined to be a Qualified Domestic Relations Order. During such time, the Participant shall direct the investment of said segregated account.


         (b) If within eighteen (18) months the Domestic Relations Order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall notify the Trustee to pay the segregated amounts (adjusted by gains or losses thereon) to the Alternate Payee entitled thereto.


         (c)     If within eighteen (18) months:


                 (i) it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order; or


                 (ii) the issue as to whether such Domestic Relations Order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall notify the Trustee to pay the segregated amounts (adjusted for gains or losses thereon) to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order.


         (d) Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18) month period shall be applied prospectively only.


         Section 7.05 TREATMENT OF FORMER SPOUSE AS SURVIVING SPOUSE. To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving spouse of such Participant. The Alternate Payee shall not be entitled to survivor benefits unless stated in the Qualified Domestic Relations Order.

         Section 7.06 DISTRIBUTION OF QDRO ACCOUNT. Distribution of amounts subject to a Qualified Domestic Relations Order shall be made to the Alternate Payee pursuant to the Qualified Domestic Relations Order, as of the date stated in the Qualified Domestic Relations Order, which may be as early as the earliest of the Participant's termination of employment, the Participant's attainment of age 45, or the date the Participant becomes disabled. Notwithstanding the foregoing, distribution of the amounts subject to the Qualified Domestic Relations Order shall be made to the Alternate Payee as soon as practicable following the death of the Participant. Effective October 1, 1993, and unless otherwise specified in the Qualified Domestic Relations Order, upon the death of the Alternate Payee before distribution of the amounts to such Alternate Payee, such amounts shall thereafter revert to, and be maintained in the name of the Participant from whose Account such amounts were initially segregated.

                                  ARTICLE VIII

                                 ADMINISTRATION



         Section 8.01 FIDUCIARIES/ALLOCATION OF FIDUCIARY RESPONSIBILITIES. For purposes of Part 4 of Title I of ERISA, the Company, the Trustee, the Plan Administrator, the Investment Committee, the Investment Managers, the
Retirement Board and the Executive Administrator of the Investment Committee shall be named fiduciaries. All actions by named fiduciaries shall be consistent with the terms of the Plan and Trust to the extent such documents are consistent with the provisions of Title I of ERISA. Each named fiduciary shall act solely in the interest of Participants and Beneficiaries and for the exclusive purposes of providing benefits and defraying reasonable administrative expenses of the Plan. Each named fiduciary shall discharge his respective duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

         A fiduciary may rely upon any direction, information or action of another fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action.

         Each named fiduciary shall be responsible only for the respective duties specifically assigned under the Plan and shall not be directly or indirectly responsible for the duties assigned to another fiduciary.


         Section 8.02 PLAN ADMINISTRATOR. The Plan Administrator shall have the authority to control and manage the administration of the Plan including directing and approving the procedures of the Recordkeeper and performing such duties and responsibilities which are conferred upon a plan administrator by the Code and ERISA, subject to the allocation stated in the Plan of certain specific responsibilities to the Company, the Investment Committee, the Retirement Board and any other persons or groups named in the Plan. The Company, the Plan Administrator, the Investment Committee, the Retirement Board and such other persons or groups may, in a writing acknowledged by the designee, designate pursuant to Section 405(c)(1)(B) of ERISA other persons or groups to carry out any or all of their responsibilities in the operation and administration of the Plan.


         Section 8.03 INVESTMENT COMMITTEE. An Investment Committee shall be established in accordance with and for the purposes set forth in Article IX.


         Section 8.04 RETIREMENT BOARD. A Retirement Board shall be established by agreement between the Company and the Association in accordance with, and for the purposes set forth in, Article X.

         Section 8.05 MULTIPLE FIDUCIARY CAPACITIES. Any person or group of persons, including any named fiduciary, may serve in more than one (1) fiduciary capacity with respect to the Plan.


         Section 8.06 RELIANCE LIABILITY. The Trustee, the Company, the Association, the officers and directors of the Company, and the members of the Retirement Board, Investment Committee and the Association shall be entitled to rely upon all tables, valuations, certificates and reports furnished by any duly appointed Trustee and upon all opinions given by any duly appointed legal counsel and/or investment counsel. The Trustee, the Company, the officers and directors of the Company, and any members of the Retirement Board or the Investment Committee and the Association shall be fully protected against any action taken in good faith reliance upon such tables, valuations, certificates, reports or opinions. All actions so taken shall be conclusive upon each of them and upon all persons having any interest under the Plan. Except as may be required by ERISA, neither the Trustee, the Company nor any officer or director of the Company or member of the Retirement Board, Investment Committee or the Association shall be personally liable by virtue of any instrument executed by him or on his behalf or for any mistake of judgment made by himself, the Trustee, the Company or any other officer or director of the Company or member of the Retirement Board, Investment Committee or the Association, as the case may be, for any neglect, omission or wrongdoing of the Trustee, the Company or any other officer or director of the Company or of any other member of the Retirement Board, Investment Committee or the Association, as the case may be, or for any loss.


         Section 8.07 DIRECTION FOR PAYMENT. Upon giving any direction to the Trustee for the payment of money, the Plan Administrator or the Investment Committee, as the case may be, shall serve upon the members of the Retirement Board a copy of the direction.


         Section 8.08 EXPENSES OF PLAN ADMINISTRATION AND OPERATION OF PLAN ASSETS. All expenses of establishing and operating the Plan and the Plan's assets shall be paid as follows.


         (a) The Trust shall bear the following expenses, which expenses shall be paid directly from Plan assets or by directed brokerage commissions, as determined by the Investment Committee and as may be permitted under ERISA:


                 (i) Unless otherwise specified, the reasonable fees and expenses of the Trustee, Plan Administrator, Recordkeeper and Investment Managers;


                 (ii) The reasonable fees and expenses of the Outside Members of the Investment Committee;


                 (iii) The reasonable fees and expenses for services contracted for pursuant to Section 9.05;

                 (iv) The reasonable costs of operating a fund administration office, if one is established in accordance with Section 9.05;

                 (v) The reasonable compensation and expenses of the Executive Administrator of the Investment Committee, or other Plan employees, if any are appointed in accordance with Section 9.05;


                 (vi) The cost of fiduciary liability insurance, if any is approved, in accordance with Section 9.05;


                 (vii)    The payment of Auditors;


                 (viii) Unreimbursed expenses incurred as a result of service providers' errors and omissions;


                 (ix)     Cost of printing a Plan booklet; and


                 (x) Cost of printing and distributing annual reports to Participants.


         (b) Loan application expenses shall be borne by the Account(s) from which a Participant borrows funds.


         (c) Expenses and/or fees incurred in connection with investment transactions pursuant to Article IV may, at the discretion of the Investment Committee, be charged against the Account(s) in which such transactions are made or borne by the Trust.


         (d)     The Association shall bear the following expenses:


                 (i) The reasonable compensation and expenses of the Association Members of the Investment Committee;


                 (ii) The reasonable compensation and expenses of the Association-appointed members of the Retirement Board;


                 (iii) One-half (1/2) of the reasonable compensation and expenses of an impartial referee selected to serve on the Retirement Board;


                 (iv) The compensation and expenses of consultants engaged by the Association.


         (e)     The Company shall bear the following expenses:


                 (i) The reasonable compensation and expenses of the Company Members of the Investment Committee;

                 (ii) The reasonable compensation and expenses of the Company-appointed members of the Retirement Board;

                 (iii) One-half (1/2) of the reasonable compensation and expenses of an impartial referee selected to serve on the Retirement Board;


                 (iv) The compensation and expenses of consultants engaged by the Company;


                 (v) Expenses incurred in connection with payroll deductions and maintenance of employee census data;


                 (vi)     Compensation and expenses of Company employees.


         Section 8.09 CLAIMS PROCEDURE. Claims for benefits under the Plan shall be made in writing and filed with the Plan Administrator. If a claim for benefits is wholly or partially denied, the claimant shall be provided, within sixty (60) days of receipt of such claim, a written notice of the denial setting forth: (i) the specific reasons for the denial in a manner calculated to be understood by the claimant; (ii) the provisions of the Plan upon which the denial is based; (iii) a description of additional materials, if any, needed to perfect the claim; and (iv) an explanation of the Plan's claim review procedure. If no decision is made within such sixty (60) day period, the claim will be deemed denied.


         Section 8.10 CLAIM REVIEW PROCEDURE. Any claimant whose request for benefits is denied in whole or in part may, within sixty (60) days after such denial, appeal the denial by making a written request to the Retirement Board for a review of the dispute as described in Section 10.03.
The claimant or his authorized representative may review pertinent documents and submit issues and comments to the Retirement Board in writing. Within sixty (60) days after receipt of such an appeal (up to one hundred twenty (120) days if special circumstances prevent a decision within sixty (60) days), the Retirement Board shall notify the claimant in writing of its decision and if the Retirement Board confirms the denial in whole or in part, the notice shall set forth the specific reasons for the decision and the provisions of the Plan upon which the decision is based. The decision of the Retirement Board shall be final.

                                   ARTICLE IX

                              INVESTMENT COMMITTEE



         Section 9.01 ESTABLISHMENT OF INVESTMENT COMMITTEE. The Investment Committee shall consist of five (5) to seven (7) regular members and two (2) alternate members, selected in accordance with the following:


         Section 9.01(a) - COMPANY MEMBERS.  Two (2) regular members and one
         (1) alternate member shall be selected by the Company ("Company Members"). The selection and terms of the Company Members shall be determined by the Company. The Company may at any time remove a Company Member it has selected and may select another individual to fill such vacancy. The Company shall notify the Association in writing of the selection or removal of Company Members.


         Section 9.01(b) - ASSOCIATION MEMBERS. Two (2) regular members and one (1) alternate member shall be selected by the Association ("Association Members"). The selection and terms of the Association Members shall be determined by the Association. The Association may at any time remove an Association Member it has selected and may select another individual to fill such vacancy. The Association shall notify the Company in writing of the selection or removal of Association Members.


         Section 9.01(c) - OUTSIDE MEMBERS. Either one (1) or three (3) (as agreed between the Company and the Association) regular members ("Outside Members") shall be selected initially by the unanimous vote of the four (4) regular Company Members and Association Members. Thereafter, selection and dismissal of Outside Members shall be made by the majority of the votes entitled to be cast by the Company Members and the Association Members only. The Outside Members shall be selected from among reputable professionals proposed by the Company Members and Association Members. No person who is employed by, or serves in any capacity (either directly or indirectly) for, or has any business, corporate, professional or private relationship with, either the Company or the Association may serve as an Outside Member. If three (3) Outside Members are selected, they shall initially be appointed for staggered terms of one (1), two (2) and three (3) years. Thereafter, each Outside Member shall be appointed for a term of three
         (3) years. If only one (1) Outside Member is selected, he shall be appointed for a term of three (3) years. Outside Members may serve succeeding terms. Should an Outside Member fail to complete his appointed term, the vacancy created shall be filled by selecting a successor Outside Member to complete the unexpired term. If the remaining time on the unexpired term is less than one year, the successor Outside Member may be appointed to serve the next succeeding term.

         Section 9.02 CHAIRMAN OF INVESTMENT COMMITTEE. An Investment Committee chairman shall be selected from among the Company Members or Association Members. The Chairman may serve succeeding terms. The Chairman shall preside at all meetings of the Investment Committee.


         Section 9.03 MEETINGS; QUORUM REQUIREMENTS. The Investment Committee shall hold regular quarterly meetings, at a time and place and for a duration determined by the Chairman. Additional meetings may be held with mutual consent of all regular members at any time without notice, or by a group of any three (3) regular members that includes at least one (1) Company Member and one (1) Association Member upon fifteen (15) days' notice to the other regular members. Such additional meetings may be either in-person or telephonic. Three (3) of the Company Members and Association Members shall constitute a quorum for the transaction of Investment Committee business until such time the Outside Members have been appointed to the Investment Committee. At the first meeting of the Investment Committee following the appointment of the Outside Member (or, if three (3) Outside Members are appointed, the third Outside Member), the Investment Committee will determine the quorum for the transaction of Investment Committee business thereafter; however, such quorum shall require the presence of at least one (1) Company Member and one (1) Association Member. Actions of the Investment Committee normally shall be determined at meetings of the Investment Committee, or, if not at a meeting, then by the unanimous written consent of all regular members.


         Section 9.04 VOTING RULES. Each regular member of the Investment Committee is entitled to one (1) vote. Unless otherwise specified, Investment Committee decisions shall be determined by a simple majority of the votes entitled to be cast by the members present at a meeting. Should a regular Company Member or regular Association Member be absent, the respective Company or Association alternate member shall be entitled to one (1) vote. Should two
(2) Company or Association Members be absent, the remaining respective Company or Association regular or alternate member shall be entitled to two (2) votes.


         Section 9.05 RESPONSIBILITIES AND POWERS OF THE INVESTMENT COMMITTEE. The Investment Committee shall have the responsibilities and powers specified below and elsewhere in the Plan:


         (a) Shall select, terminate, replace and monitor the Plan Administrator, the Trustee and the Recordkeeper;


         (b) May appoint subcommittees from among the members of the Committee to address matters within the jurisdiction of the Committee. Such subcommittees shall report exclusively to the Committee;


         (c) May select, terminate, replace, monitor and direct Investment Managers of Investment Funds. Investment Funds may be managed by the Trustee or by Investment Managers, as determined by the Investment Committee. The Investment Committee shall formulate investment objectives and guidelines for such Investment Funds and Investment Managers;

         (d)     Shall select, add, subtract and monitor Investment Funds;


         (e) Shall approve, oversee, execute, alter, and renew or terminate all contracts and agreements with the Trustee, Plan Administrator, Recordkeeper, Investment Managers and other providers of services whose fees are paid by the Plan;


         (f) May contract for reasonable and necessary services for the operation of Plan assets, including but not limited to legal, administrative, management, actuarial, accounting, auditing, clerical and consulting services;


         (g) May establish and maintain an administrative office for the operation of Plan assets, at a location determined by the Association Members. The reasonable costs necessary to acquire, establish, maintain, staff, equip and operate such office shall be determined by the Investment Committee;


         (h) May select and retain, as an employee of the Plan, an Investment Committee Executive Administrator, to assist the Investment Committee in carrying out its duties under the Plan. The Executive Administrator shall perform such duties as the Investment Committee directs. The reasonable compensation and benefits of the Executive Administrator shall be determined by the Investment Committee. The compensation, benefits and reasonable expenses of the Executive Administrator shall be paid by the Plan;


         (i) May select and retain other individuals as employees of the Plan to perform necessary professional and clerical services. The reasonable compensation and benefits of such employee(s) shall be determined by the Investment Committee. The fees and expenses for such services shall be paid by the Plan;


         (j) The Company shall provide air transportation on Trans World Airlines for the Investment Committee, Executive Administrator and/or other employees of the Plan while engaged in Investment Committee business; provided that such transportation does not constitute either a violation of applicable law or a contribution to the Plan that would subject the Plan to disqualification;


         (k) May approve the Plan's purchase of fiduciary liability insurance on behalf of the Investment Committee members and the individuals who the Plan retains or employs;


         (l) Shall prepare and approve, with respect to each Plan Year and in advance of each such Plan Year, an annual budget covering all expenses payable by the Plan. Copies of the approved budget shall be distributed to the Company and the Association in a timely manner for review. In addition, notice of any extraordinary expenditures shall also be provided to the Company and the Association for review;

         (m) Shall approve and direct the payment of fees and expenses that are borne by the Plan;


         (n) May review the status and administration of the Plan and make recommendations, as appropriate, to the Company and the Association thereon;


         (o) Shall establish rules of procedures for the conduct of Investment Committee business, such rules not to be inconsistent with the provisions of the Plan.


         Section 9.06 PLAN RECORDS. This Section governs the rights and review functions of the Investment Committee, the Company, the Association and the Plan Administrator with respect to Plan records.


         (a) The Company, the Association, the Plan Administrator and each member of the Investment Committee has the right to examine all correspondence, books, records, reports, regulations and procedures relative to the Plan, Trust Agreements and other agreements and instruments, annual reports, Trustee reports for the Plan, accounting reports, consultants' reports, any amendments or corrections to the foregoing, and other related data that are maintained by or in the possession of the Company, the Association, the Investment Committee, the Trustee or the Recordkeeper.


         (b) The Company, the Association and the Investment Committee shall furnish to each other, upon request, all records and material set forth in (a) above within thirty (30) days from the later of the date on which such material may have been prepared or compiled, or the date of the request. In any case, annual reports and Trustee reports for the Plan shall be furnished to the Company, the Association and the Investment Committee not less frequently than annually. The Company, the Association and each member of the Investment Committee may request and shall be entitled to receive additional material and data related to the foregoing.


         Section 9.07 ACCOUNTING. The Investment Committee will obtain from the Trustee within forty-five (45) days following the close of each Plan Year and within ninety (90) days after the removal or resignation of the Trustee, a written account of the Trustee setting forth all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year or during the period from the close of the last Plan Year to the date of such removal or resignation. The Investment Committee shall, within five (5) days after receiving such account, file copies thereof with the Retirement Board. Within thirty (30) days from the date of filing of such account, the Retirement Board, the Company, the Association, or any agent acting on their behalf may file with the Investment Committee either a written approval or written objections, with the reasons therefor, of the account so rendered. Upon the filing of such written approval or on the expiration of thirty (30) days after the filing of such account, if written objection thereto shall not have been filed with the Investment Committee, then such account shall have been deemed to have been approved by the Retirement Board, the Company and the Association. Upon the receipt of written objections to the account, the Investment Committee shall raise any such written objection with the Trustee. Any dispute arising out of any such objection shall be submitted to the Retirement Board in the manner provided in Article X, but such submission shall not eliminate the Investment Committee's obligations to make timely objection to the Trustee.

         Section 9.08 COMPENSATION AND EXPENSES OF INVESTMENT COMMITTEE MEMBERS. The compensation, travel, meals, lodging and other reasonable expenses of the Company Members and the Association Members shall be paid by the Company and the Association, respectively. The compensation for Outside Members shall be determined by the majority vote of the Company and Association regular members and shall be within a fee range schedule approved by the Company and the Association. Such fee range schedule will provide for annual retainer fees, meeting attendance fees, and fees for special projects authorized by the Investment Committee. The compensation of Outside Members shall be paid by the Plan. Travel, meal, lodging, telephone, postage and other reasonable expenses of the Outside Members, as approved by the Investment Committee, shall be paid by the Plan. The Company shall provide the Outside Members, during their term as regular members of the Investment Committee and while in the conduct of Investment Committee business, with air transportation on Trans World Airlines, on an individual trip basis; provided that such transportation does not constitute either a violation of applicable law or a contribution to the Plan that would subject the Plan to disqualification.


         Section 9.09 NO POWER TO AMEND PLAN. The Investment Committee shall have no power to add to or subtract from or modify any of the terms of the Plan.


         Section 9.10 LIABILITY FOR LOSSES. Neither the Investment Committee, nor any of its members, agents or employees, nor the Company or the Association, nor any officers, employees or other representatives of the Company or the Association, shall be liable because of any act, or failure to act, on the part of the Investment Committee, or any of its members, agents or employees, except as may be required by ERISA.

                                   ARTICLE X

                                RETIREMENT BOARD



         Section 10.01 ESTABLISHMENT OF RETIREMENT BOARD. The Company and the Association agree to the establishment of a Retirement Board, in accordance with this Article X, for the purpose of settling disputes under the Plan. The Retirement Board has the power to sustain, reverse, alter, modify or amend any decision giving rise to such dispute.


         Section 10.02 JURISDICTION. The jurisdiction of the Retirement Board will be limited to any dispute which may arise out of the interpretation or application of the Plan or which concerns the participation in or benefits under the Plan (hereinafter "Dispute"). The actions of the Board shall be recorded in writing. The Board shall have exclusive authority and jurisdiction to: (i) construe and interpret the Plan; (ii) decide all questions of eligibility to participate in the Plan; and (iii) determine the amount, manner and time of payment of benefits to any Participant or Beneficiary.


         Section 10.03 SUBMISSION OF DISPUTE. Any Dispute under this Plan may be submitted, in writing, to the Retirement Board either by the Company, the Association, the Investment Committee, an Employee, a Participant, Beneficiary or any other person claiming under an Employee, or Participant (hereinafter, the "Petitioner"). A Dispute may not be submitted until the Plan Administrator has denied the Petitioner's claim in whole or in part. The Plan Administrator shall respond in writing to a claim within sixty (60) days of its receipt. A Dispute shall be addressed to:

         TWA Pilots' Retirement Board          TWA Pilots' Retirement Board
         c/o Director - Benefits               c/o Air Line Pilots Assoc.
         Trans World Airlines, Inc.            TWA Master Executive Council
         11500 Ambassador Drive                Suite 200
         Kansas City, Missouri  64153          3221 McKelvey Road
                                               Bridgeton, Missouri  63044-8510

         Section 10.04 COMPOSITION OF RETIREMENT BOARD. The Retirement Board shall consist of four (4) members, two (2) of whom shall be selected by the Company ("Company members") and two (2) of whom shall be selected by the Association ("Association members"). The Company shall establish its own rules for the selection of the members of the Board to be selected by it and the Association shall likewise establish its own rules for the selection of the members of the Board to be selected by it. The Company shall also select one
(1) alternate member who may act for either of the two (2) members of the Board appointed by the Company in the event of absence or inability to act of one (1) of such members, and the Association shall likewise select one (1) alternate member who may act for either of the two (2) members of the Board appointed by the Association in the event of the absence or inability to act of one (1) of such members. Either the Company or the Association at any time may remove a member appointed by it and may select a member to fill any vacancy among the members selected by it. Both the Company and the Association shall, in writing, notify each other respectively concerning such selections, which shall continue until further written notice.

         Section 10.05 BOARD MEETINGS; QUORUM REQUIREMENTS. Meetings of the Retirement Board may be called by mutual agreement of the members at any time without notice or by any two (2) members of the Board upon thirty (30) days' notice to the other members of the Board. Such meetings shall be conducted at the Company's offices unless otherwise agreed to by the members of the Board. Three (3) members of the Board shall constitute a quorum for the transaction of business. At all Board meetings, Company members present shall be entitled to one (1) vote each and Association members present shall be entitled to one (1) vote each. If at any such meeting two (2) Company members are not present, the Company member present may cast two (2) votes and if two (2) Association members are not present, the Association member may cast two (2) votes.


         Section 10.06 SUBCOMMITTEES. The Board shall have the authority to appoint subcommittees from among the members of the Board to handle any problem within the jurisdiction of the Board. Such subcommittees shall report exclusively to the Board.


         Section 10.07 VOTING. All decisions and actions taken by the Board shall be by the affirmative vote or agreement of not less than three (3) members. Such affirmative vote or agreement shall be in writing if given other than during a meeting of the Board. All decisions of the Board on any matter within the jurisdiction of the Board shall be final and binding upon the Company, the Association and any other person having an interest in, under or derived from the Plan.


         Section 10.08 DEADLOCK; SELECTION OF IMPARTIAL REFEREE. If the Board shall fail to agree on any matter or Dispute coming before it, it shall, within ten (10) days from the date of such failure to agree, designate an impartial referee. If the Board does not agree upon the selection of an impartial referee within such ten (10) day period, then either the Company or the Association may apply to the National Mediation Board for the designation by such National Mediation Board of an impartial referee. The matter or Dispute shall be submitted to the Board sitting with the impartial referee who shall act as Chairman during the proceedings pertaining to such matter or Dispute. Such impartial referee shall have one (1) vote. Three (3) affirmative votes shall be required to render a decision or determination on matters or Disputes coming before the Board sitting together with an impartial referee.


         Section 10.09 HEARING BEFORE IMPARTIAL REFEREE. When an impartial referee is selected, the five member Retirement Board shall schedule, as soon as possible, a hearing and oral argument with respect to the matter or Dispute.

         Section 10.10 COMPENSATION AND EXPENSES OF BOARD. The compensation, travel and other reasonable living expenses, if any, of members of the Board selected by the Company shall be paid by the Company. The compensation, travel and other reasonable living expenses, if any, of members of the Board selected by the Association shall be paid by the Association.

         Section 10.11 COMPENSATION AND EXPENSES OF IMPARTIAL REFEREE. The compensation and expenses of the impartial referee and expenses incident to the conduct of proceedings coming before the Board sitting with an impartial referee shall be shared equally between the Company and the Association.


         Section 10.12 RULES OF PROCEDURE. The Retirement Board will establish rules of procedure for the conduct of its business and of hearings before it, which rules will not be inconsistent with the Plan. Insofar as possible, such procedures will follow the procedure of the American Arbitration Association.


         Section 10.13 CONSULTANTS TO RETIREMENT BOARD. The Retirement Board members may, at the expense of the party appointing them, utilize outside consultants and such consultants may be present at any meeting or hearing of the Retirement Board held in accordance with this Article and will have access to all data necessary and pertinent to such meeting.


         Section 10.14 NO POWER TO AMEND PLAN. The Retirement Board shall have no power to add to, or to subtract from, or to modify, any of the terms of the Plan.

                                   ARTICLE XI

                         THE TRUST FUND AND THE TRUSTEE



         Section 11.01 TRUST AGREEMENT. The Company and the Investment Committee have entered into a Trust Agreement with the Trustee to hold the funds set aside pursuant to this Plan.


         Section 11.02 NON-REVERSION; EXCLUSIVE BENEFIT CLAUSE. The Trust Fund shall be received, held in Trust and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries under this Plan. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement. Notwithstanding the above, nothing in this Section nor the Plan shall preclude the Trustee from complying with a Qualified Domestic Relations Order as set forth in Article VII of the Plan.


         Section 11.03 TRUST AGREEMENT PART OF PLAN. The Trust Agreement shall be deemed to form a part of the Plan and the rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

                                  ARTICLE XII

                           AMENDMENT AND TERMINATION



         Section 12.01 AMENDMENT. The Company and the Association reserve the right, at any time by joint agreement, to amend, in whole or in part, any or all of the provisions of the Plan. No amendment shall make it possible for the Trust assets to be used for or diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries or defraying reasonable administrative expenses. No amendment shall reduce an accrued benefit of a Participant or eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit within the meaning of Section 411(d)(6) of the Code.


         Section 12.02 TERMINATION. The Company and the Association, by joint agreement, may terminate this Plan at any time.


         Section 12.03 DISTRIBUTION OF ACCOUNTS UPON PLAN TERMINATION. If the Company and the Association completely or partially terminate the Plan and contributions are completely discontinued, the Accounts of each such Participant shall be distributed as soon as administratively feasible in the manner provided in Article V. The distribution of such Accounts shall be made in accordance with the consent provisions of Sections 411(a)(11) of the Code to the extent such consent provisions are applicable to Accounts having a value at the time of such distribution or any prior distribution of more than three thousand five hundred dollars ($3,500).

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS



         Section 13.01 PLAN MERGER, CONSOLIDATION OR TRANSFER OF ASSETS. The Plan may not be merged or consolidated with any other plan, unless by joint agreement of the Company and the Association. In the case of any merger, consolidation, or transfer of assets or liabilities to any other plan, such plan shall provide that each Participant would, if the plan terminated immediately after the merger, consolidation or transfer, receive a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated.


         Section 13.02 NO ASSIGNMENT OF BENEFITS. Except in the case of a loan from the Plan secured by a Participant's Plan Accounts, none of the benefits under the Plan are subject to the claims of creditors of Participants, their Beneficiaries or Alternate Payees nor are they subject to attachment, garnishment or any other legal process. Neither a Participant, his Beneficiary or an Alternate Payee may assign, sell, borrow on or otherwise encumber his beneficial interest in the Plan and Trust Fund, nor shall such interest be liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Participant, Beneficiary or Alternate Payee. Notwithstanding the above, nothing in the Plan shall preclude compliance with a "qualified domestic relations order" as defined in Section 414(p) of the Code.


         Section 13.03 GOVERNING LAW. This Plan shall be construed in accordance with the laws of the State of New York, except where such laws are superseded by ERISA or the Code, in which case ERISA or the Code, as the case may be, shall control.


         Section 13.04 PAYMENTS TO INCAPACITATED PERSONS. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any person or entity with respect thereto.


         Section 13.05 SEVERABILITY. If any provisions of this Plan document shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the document, which shall be fully severable, and the document shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.


         Section 13.06 CONSTRUCTION OF PLAN DOCUMENT. Titles of Articles and Sections in this Plan are inserted for convenience only and in the event of any conflict, the text of this instrument, rather than such titles, shall control.

         IN WITNESS WHEREOF, the Company and the Association have caused this Plan, as amended and restated, to be executed as of the _____ day of ___________________, 199_, but to be effective as of October 1, 1992.




ATTEST:     (SEAL)                           TRANS WORLD AIRLINES, INC.




                                             By
- --------------------------                     --------------------------------



ATTEST:     (SEAL)                           AIR LINE PILOTS ASSOCIATION,
                                             INTERNATIONAL




                                             By
- --------------------------                     --------------------------------

                           AMENDMENT AND RESTATEMENT
                                     OF THE
                 TRUST AGREEMENT FOR TRANS WORLD AIRLINES, INC.
              PILOTS DIRECTED ACCOUNT PLAN AND SECTION 401(K) PLAN
                    FOR PILOTS OF TRANS WORLD AIRLINES, INC.

         AGREEMENT by and among the Investment Committee for the Trans World Airlines, Inc. Pilots Directed Account Plan and the Investment Committee for the Section 401(k) Plan for Pilots of Trans World Airlines, Inc. having their principal office at 1625 Massachusetts Avenue, N.W., Washington, D.C. 20036 (hereinafter referred to as the "Investment Committees"), Trans World Airlines, Inc. having its principal place of business at 100 South Bedford Road, Mt. Kisco, New York 10549 (the "Company"), and Boston Safe Deposit and Trust Company, a Massachusetts trust company having its principal office at One Boston Place, Boston, Massachusetts 02108 (hereinafter referred to as the "Trustee").

         WHEREAS, the Company has heretofore adopted the Trans World Airlines, Inc. Pilots Directed Account Plan and the Section 401(k) Plan for Pilots of Trans World Airlines, Inc. (hereinafter referred to as the "Plans") for the exclusive benefit of certain of their employees and their beneficiaries pursuant to collective bargaining agreements between the Company and certain of their employees as represented by the Air Line Pilots Association, International (the "Association");

         WHEREAS, each Plan provides for the accumulation of assets thereunder, and the Investment Committees and the Company desire to establish a single trust fund pursuant to this Agreement for the purpose of permitting the commingled investment of all or a portion of the assets of the Plans;

         WHEREAS, the Company has been designated as the "plan administrator" under the Plans with the authority to control and manage the operation and administration of the Plans, subject to the assignment of specific responsibilities to other persons under the terms of the Plans;

         WHEREAS, the Investment Committees have been designated as "named fiduciaries" with respect to the Plans, subject to the limitations specified in the Plans, and have the power to select the Plan Trustee; and

         WHEREAS, the Trustee has agreed to act as trustee of the trust fund hereby created and to hold and administer so much of the assets of the Plans as may be delivered to it as hereinafter provided;

         NOW, THEREFORE, by this Agreement the Investment Committees and the Company hereby establish with the Trustee a trust (hereinafter referred to as the "Trust") which is intended to be a tax-exempt trust under Section 501(a) of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"), pursuant to a plan satisfying the requirements of Section 401(a) of the Code. The Trust shall consist solely of such property acceptable to the Trustee as shall from time to time be transferred to the Trustee by the Company, by a trustee other than this Trustee, or by any other person pursuant to the terms of the Plans (the property so received by the Trustee, together with any and all increments thereto, proceeds and reinvestments thereof and income therefrom hereinafter referred to as the "Trust Fund"), and the Trustee hereby agrees to hold the Trust Fund, as constituted from time to time, in trust for the uses and purposes and upon the terms and conditions hereinafter set forth.

                                  ARTICLE I

         Section 1.1. Trustee Responsibility. The Trustee shall hold the assets of and collect the income and make payments from the Trust Fund, all as hereinafter provided. Subject to the conditions and limitations set forth herein, the Trustee shall be responsible for the property received by it as Trustee, but, except as otherwise specifically agreed to by the Trustee, shall not be responsible for the administration of the Plans (including without limitation the determination of Plan participation rights of employees of any employer and the determination of benefits of members of the Plans) or for those assets of the Plans which have not been delivered to and accepted by the Trustee; provided, however, that the Trustee may maintain the participant accounting for a Plan if so directed by an Investment Committee in writing, the cost for which accounting shall be borne by the appropriate Plan. The Trustee shall not have any authority or obligation to determine the adequacy of or to enforce the collection from the Company of any contribution to the Trust Fund. Except to the extent that assets of the Trust Fund have been deposited in a collective investment fund maintained by the Trustee or that the Trustee has been designated as an Investment Manager (as defined in Article II hereof), the Trustee shall not be responsible, directly or indirectly, for the investment or reinvestment of the assets of the Trust Fund, which investment and reinvestment shall be the responsibility of an Investment Manager(s) (as designated by an Investment Committee) as provided in Section 2.1 or, in the event in the vacancy in the appointment of an Investment Manager, the Investment Committee.

         Section 1.2. (a) Benefit Payments from Trust Fund. Subject to the provisions of Section 9.5, the Trustee shall send benefit payment notifications and shall make payments of benefit distributions from the portion of the Trust attributable to each Plan as directed by the Recordkeeper (who shall be appointed by the Investment Committee as the recordkeeper for the
Plan). The fees and costs incurred by the Trustee in complying with the Recordkeeper's directions to send benefit payment notifications and make payments of benefit distributions shall be borne by the Trust Fund. The Recordkeeper, in directing the Trustee to make payments, shall follow the provisions of the Plans so that it shall be impossible for any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of employees covered under the Plans or their beneficiaries. Subject to the foregoing, the Recordkeeper may direct such payments to be made to any person, including any member of a committee under a Plan, or to the Company, or to any paying agent designated by the Recordkeeper, in such amounts and in such form as the Recordkeeper shall direct. Subject to the provisions of the Employee Retirement Income Security Act of 1974, as from time to time amended (hereinafter referred to as "the Act"), and except in the case where such direction is based upon incorrect information provided by the Trustee, the Trustee shall have no responsibility with respect to any payment made, pursuant to such a direction, to the Company, any committee or any member thereof, to any paying agent, or to any other person and any such payments to be made shall be part of this Trust Fund until disbursed from the Plans. Each direction of the Recordkeeper shall be in writing and shall be deemed to include a certification that any payment directed thereby is one which the Recordkeeper is authorized to direct, and the Trustee may conclusively rely on such certification without further investigation. Any direction authorizing such payment shall require the signature of two representatives of the Recordkeeper if either (i) such payment, distribution or transfer is in excess of $1,000 or
(ii) is $1,000 or less, but is payable to one of the signatories. Unless otherwise specified by the Recordkeeper, payments by the Trustee may be made by its check to the order of the payee and mailed to the payee at the address last furnished to the Trustee by the Recordkeeper or by the payee, or, if no such address has been so furnished, to the payee in care of the Recordkeeper.

                 (b) Non-Benefit Payments from the Trust Fund. The Trustee shall make payments, distributions or transfers from the Trust Fund (other than the payment of benefits), in such amounts, in such manner and to such persons and entities, including, without limitation, investment managers, insurance companies, trustees, custodians, attorneys, actuaries, consultants and clerical employees as may be directed by the Investment Committee(s), in writing. Any direction authorizing such payments, distribution or transfer shall require the signatures of two designated representatives of the appropriate Investment Committee at least one of whom shall be a member of that Investment Committee, if either (i) such payment, distribution or transfer is in excess of $1,000 or (ii) is $1,000 or less, but is payable to one of the signatories. Subject to the requirements of the Act and of this Agreement, the Trustee shall have no responsibility with respect to any payment made pursuant to such direction to any Investment Manager, insurance company, trustee or other person or entity.

         Section 1.3. Powers of Trustee. Subject to the provisions and limitations contained elsewhere herein, in administering the Trust Fund the Trustee shall be specifically authorized:

                 (a) upon direction of an Investment Manager, to vote in person or by proxy, or to refrain from voting, in respect of any securities held by the Trust Fund, and to give general or special proxies or powers of attorney, with or without power of substitution, and to exercise any conversion privileges, subscription rights or other options; to participate in reorganizations, recapitalization, consolidations, mergers and similar transactions with respect to such securities; and generally to exercise any of the powers of an owner with respect to securities held by the Trust Fund;

                 (b) upon direction of an Investment Manager, with respect to any investment, to consent or object to or otherwise request any action or nonaction on the part of any corporation, association or trust or of the directors, officers, stockholders or trustees of any such corporation, association or trust;

                 (c) upon direction of the Company or an Investment Committee, as appropriate, to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund;

                 (d) upon direction of an Investment Manager, to deposit any property in any voting trust, or with any protective, reorganization or similar committee, or with depositories designated thereby; to delegate power thereto; and to pay or agree to pay part of its expenses and compensation and any assessment levied with respect to any property so deposited;

                 (e) to deposit securities with custodians or securities clearing corporations or depositories or similar organizations, whether located within the Commonwealth of Massachusetts or elsewhere in the United States or abroad, except that the indicia of ownership of any property shall not be maintained outside the jurisdiction of the district courts of the United States unless authorized under the Act;

                 (f) upon direction of the Company or an Investment Committee, as appropriate or, in the exercise of its reasonable discretion, to commence or defend suits or legal proceedings and to represent the Trust Fund in all suits or legal proceedings in any court or before any body or tribunal (provided, however, that the Trustee shall have no obligation to take any legal action for the benefit of the Trust Fund unless it shall be first indemnified for all expenses in connection therewith, including without limitation, reasonable counsel fees) and provided further that the Trustee shall notify the Investment Committees, the Company, and the Association of all legal proceedings involving the Trust Fund as soon as possible after the Trustee receives notice thereof, and provided further, that nothing contained herein shall preclude the Investment Committees or the Company or the Association from defending or intervening in such actions, or of instituting its own cause of action with respect to the Trust Fund and provided further, that prior to the commencement or defense of any suits or legal proceedings by the Trustee, it shall notify the Investment Committees, Company and the Association of such contemplated action;

                 (g) to register or cause to be registered any securities or other property in its name or in the name of any nominee with or without indication of the capacity in which the securities shall be held, or to hold securities in bearer form;

                 (h) to employ suitable agents and legal counsel and, as a part of its reimbursable expenses under this Agreement, to pay their reasonable compensation and expenses, provided that the Trustee shall be entitled to reimbursement only for such reasonable expenses as are incurred subsequent to the Trustee having provided notice to the Investment Committees of its intention to hire, or the actual hiring of, any such agents and legal counsel, and provided further that the Trustee shall be entitled to reimbursement for such reasonable expenses as are incurred prior to the giving of such notice if so determined by the Investment Committees;

                 (i) to appoint one or more individuals or corporations as a custodian of any property and, as a part of its reimbursable expenses under this Agreement, to pay the reasonable compensation and expenses of any such custodian, provided that the Trustee shall be entitled to reimbursement only for such reasonable expenses incurred subsequent to the Trustee having provided notice to the Investment Committees of its intention to hire, or the actual hiring of, any such custodian, and provided further that the Trustee shall be entitled to reimbursement for such reasonable expenses as are incurred prior to the giving of such notice if so determined by the Investment Committees;

                 (j) upon direction of the Investment Committees, to form any corporation, association, partnership, or joint venture under the laws of any jurisdiction, or to participate in the forming of any such corporation, association, partnership, or joint venture or to acquire an interest in or otherwise make use of any corporation, association, partnership, or joint venture for the purpose of facilitating the Trust Fund's investing in and holding title to any property;

                 (k) upon direction of the Investment Committees, for the purpose of facilitating the Trust Fund's investing in and holding title to real or personal property or part interests therein, wherever situated, to appoint one or more individuals or corporations as a subtrustee or subtrustees, or to join with one or more individuals or corporations (including itself) acting as trustees of other pension trusts, profit sharing trusts or employee benefit trusts in the establishment of one or more such subtrusts, and to pay the reasonable compensation and expenses of each such subtrustee. Any such subtrustee, upon being appointed, shall act with such one or more or all of the powers, authorities, discretions, duties and functions of the Trustee under this Article I as shall be designated in the instrument establishing such subtrust including, without limitation, the power to receive and hold property, real or personal, or part interest therein, oil, mineral or gas properties, royalty interests or rights, including equipment pertaining thereto, leaseholds, mortgages and other interests in realty, situated in any state of the United States of America in which the subtrustee is authorized to act as trustee of pension trusts, profit sharing trusts or other employee benefit trusts;

                 (l) upon direction of an Investment Manager, to lease any property, to sell or acquire any property (at public or private sale and for cash or on credit), to grant or acquire options for the purchase of any property and generally to make, execute, acknowledge and deliver any and all deeds, leases, assignments and instruments whenever such action may be required to perform its obligations hereunder;

                 (m) upon direction of an Investment Manager, to write or purchase call or put options;

                 (n) upon direction of an Investment Manager to enter into financial futures contracts, commodity contracts, and foreign exchange contracts and to take appropriate actions in connection with such contracts;

                 (o) to automatically place any uninvested cash in its short-term investment fund, except that assets which are under the direction of the Investment Manager may otherwise be invested in accordance with the direction of the Investment Manager, which may be in the form of a standing direction;

                 (p) upon direction of an Investment Manager, to enter into guaranteed investment contracts;

                 (q) to establish an account with a securities broker-dealer in order to effect various securities transactions including but not limited to short sales transactions and other margin transactions which may include the carrying of securities on margin, and to allow such broker-dealer or a mutually agreed upon third party agent to hold as margin in connection therewith certain property of the Trust Fund;

                 (r) to lend to the members of a Plan such amount or amounts, and upon such terms and conditions, as the Recordkeeper may direct in accordance with the provisions of said Plan; and

                 (s) generally to do all acts, exclusive of acts involving investment management discretion, which the Trustee may deem necessary or desirable for the protection of the Trust Fund.

                 No person dealing with the Trustee shall be required to take any notice of this Agreement, but all persons so dealing shall be protected in treating the Trustee as the absolute owner with full power of disposition of all the moneys, securities and other property of the Trust Fund, and all persons dealing with the Trustee are released from inquiry into the decisions or authority of the Trustee and from seeing to the application of the moneys, securities or other property paid or delivered to the Trustee.

         Section 1.4. Securities; Property. Wherever used in this Agreement the term "securities" shall include bonds, mortgages, notes, obligations, guaranteed investment contracts, warrants and stocks of any class (except for stock issued by the Company and its subsidiaries) to the extent authorized by the Plan, certificates of participation or shares of any mutual investment company, trust or fund, and such other evidences of indebtedness and certificates of interest as are usually referred to by the term "securities," and the term "property" shall include real, personal and mixed property, tangible or intangible, of any kind and wherever located, including without limitation, securities, depository accounts in any bank, trust company or similar financial institution (including depository accounts in the banking department of the Trustee or an affiliate of the Trustee or any custodian or an affiliate of any custodian), and interest in any fund which has been or may be created and administered by the Trustee or an affiliate of the Trustee), or by an Investment Manager, for the collective investment of the property of employee benefit trusts. The investment of the assets of the Trust Fund in any such depository account or collective investment fund is hereby specifically authorized; provided, however, that such investment does not constitute a violation of Section 406 of the Act. To the extent that property of the Trust Fund is so invested in a collective investment fund, the declaration of Trust pertaining to such collective investment fund and the trust thereby created shall be a part of this Agreement and of each Plan whose assets are so invested; and for the purposes of any valuation of the Trust Fund or any valuation of the interest or of the account of any employee or beneficiary under a Plan, the interest of the Trust Fund in such collective investment fund shall be valued at the times and in the manner prescribed by the declaration by which such collective investment fund was created.

         Section 1.5. Proxies. In order to permit an Investment Manager to make timely informed decisions regarding the management of those assets in the Trust Fund subject to its control, the

Trustee shall forward to each such Investment Manager for appropriate action any and all proxies, proxy statements, notices, requests, advice or other communications received by the Trustee (or its nominee) as the record owner of such assets.

                                  ARTICLE II

         Section 2.1. Investment Managers. The Investment Committees shall from time to time appoint one or more Investment Managers, as that term is defined in the Act, to manage (including the power to acquire and dispose of) any portion of the Trust Fund and, with respect to such portion, to direct the Trustee with respect to effecting investment transactions on behalf of the Trust Fund and exercising such other powers as may be granted to Investment Managers hereunder. The Investment Committees shall give prompt written notice to the Trustee of any such appointment, upon which the Trustee shall rely until it receives from an Investment Committee written notice of the termination of such appointment. Any such Investment Manager may direct the Trustee to invest and reinvest through the medium of any collective investment fund maintained by the investment Manager or by the Trustee (or an affiliate of the Trustee) which is qualified under the provisions of Section 401(a) and exempt under the provisions of Section 501(a) of the Code and, during such period of time as an investment through any such medium shall exist, the declaration of trust of such fund shall constitute a part of this Agreement. In each case where such an appointment is made, the applicable Investment Committee shall determine the assets of the Trust Fund (which may include all or any portion of one or more of the Investment Funds established pursuant to Section 2.3) to be allocated to the Investment Manager from time to time and shall issue appropriate instructions to the Trustee with respect thereto. Subject to the provisions of the Act, the Trustee shall not be liable for the acts or omissions of such Investment Manager, shall be under no duty to question any direction of an Investment Manager with respect to the portion of the Trust Fund managed by such Investment Manager, to review any securities or property held in such portion, to make any suggestions with respect to the investment and reinvestment of such portion, or to evaluate the performance of any Investment Manager, and shall be fully protected in acting in accordance with the directions of an Investment Manager or for failing to act in the absence of such directions.

         Section 2.2. Investment Trustees. An Investment Committee may from time to time appoint one or more investment trustees to hold and manage any portion of the Trust Fund including all or any portion of one or more of the Investment Funds established pursuant to 2.1 (hereinafter referred to as the "Investment Trustees"). The powers and duties of each Investment Trustee may differ from the powers and duties of the Trustee and shall be specified in a separate investment trust agreement to which the Investment Trustee and the applicable Investment Committee shall be the only parties, and as to which the Trustee shall have no responsibility. The adoption of the Trust as a trust under the Plans shall constitute adoption of each such investment trust as a trust under the Plans. So long as any portion of the Trust Fund is held and managed in such an investment trust, the trust agreement for such investment trust shall be a part of this Agreement and of each Plan. The Investment Committees shall provide the Trustee with a copy of the trust agreement entered into with each Investment Trustee, receipt of which shall be acknowledged by the Trustee. An Investment Committee may at any time direct the transfer of any portion of the Trust Fund (attributable to the Plan for which it is a fiduciary) held by the Trustee or by an Investment Trustee to any other

Investment Trustee or to the Trustee. The Trustee shall not be responsible for the custody or management of any portion of the Trust Fund held by any Investment Trustee and no Investment Trustee shall be responsible to any extent for any portion of the Trust Fund held by any other Investment Trustee or by the Trustee. The Trustee shall not be responsible for evaluating the performance of any Investment Trustee.

         Section 2.3. Investment Funds. An Investment Committee, from time to time and in accordance with the provisions of the Plans may direct the Trustee to establish one or more separate investment accounts (including without limitation insurance company contracts or accounts, mutual funds, or collective investment funds) under the Plan (each such separate account hereinafter referred to as an "Investment Fund"). The Trustee shall transfer to each such Investment Fund such portion of the assets of the Plan held in the Trust Fund as the Investment Committee directs in accordance with the specific provisions of the Plan. The assets which have been allocated to an Investment Fund shall be invested and reinvested in accordance with the provisions of the Plan and with such investment guidelines, objectives and restrictions as may be established by the Investment Committee for that Investment Fund. The Trustee shall be under no duty to question, and shall not incur any liability on account of following any direction of the Investment Committee, nor to review the investment guidelines, objectives and restrictions established, or the specific investment directions given by the Investment Committee for any Investment Fund, nor to make suggestions to the Investment Committee in connection therewith. To the extent that directions from an Investment Committee to the Trustee represent investment elections of the members under a Plan, the Investment Committee and the Trustee shall not have any responsibility for such investment elections and shall incur no liability on account of investing the assets of the Trust Fund in accordance with such directions.

         Unless the Trustee is otherwise directed by the Investment Committee, all interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of securities or other property held in an Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses of the Trust Fund which are properly allocable to a particular Investment Fund shall be so allocated and charged. Subject to the provisions of a Plan, the Investment Committee may direct the Trustee to eliminate an Investment Fund or Funds, and the Trustee shall thereupon dispose of the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the directions of the Investment Committee, the Trustee may invest assets of the Trust, in whole or in part, at any time or from time to time, in interest-bearing accounts or certificates of deposit (including depository accounts in the banking department of the Trustee which bear a reasonable interest rate), treasury bills, commercial paper, money market funds, collective investment funds (including any such collective investment fund maintained by the Trustee or an affiliate of the Trustee), short-term investment funds or other short-term obligations and the investment return thereon shall be allocated among the Plan members whose assets have been so invested and added to their respective investments in the Investment Funds.

         Section 2.4. Securities Lending. The Investment Committee may appoint the Trustee as Securities Lending Fiduciary, if the Trustee consent to such appointment, to establish, manage and administer a securities lending program on behalf to the Trust Fund, pursuant to which the Trustee shall have the authority to cause any or all securities held in the Trust Fund (excluding both stock of the Company and securities held in any portion of the Trust Fund allocated to an Investment Manager appointed pursuant to Section 2.1 or to an Investment Fund established under Section 2.3 which the Investment Company identifies in writing to the Trustee as not being eligible to participate in said program) to be lent to such one or more borrowers as the Trustee may determine. The Investment Committee shall enter into a written agreement wit the Trustee setting forth the terms and conditions of this appointment, including without limitation the compensation to be paid to the Trustee for its services with respect to such securities lending program.

         Section 2.5. Annuity Contracts. Each Investment Committee may direct the Trustee to receive and hold or apply assets of the Trust Fund attributable to its Plan to the purchase of individual or group insurance or annuity contracts or policies issued by any insurance company and in a form approved by such Investment Committee including contracts under which the contract holder is granted options to purchase insurance or annuity benefits. The Trustee shall be under no duty to question any direction of an Investment Committee or to review the form of any such policies or contracts or of the selection of the issuer thereof, or to make suggestions to an Investment Committee with respect to the form of such policies or contracts or to the issuer thereof. An Investment Committee may direct the Trustee to exercise or may exercise directly the powers of the contract holder under any such policies or contracts, and the Trustee shall exercise such powers only upon the direction of an Investment Committee. Notwithstanding anything to the contrary contained in a Plan, the Trustee shall be fully protected in acting in accordance with written directions of an Investment Committee, and shall be under no liability for any loss of any kind which may result by reason of any actions taken or omitted by it in accordance with any direction of an Investment Committee, or by reason of inaction in the absence of written directions from an Investment Committee. In the event that an Investment Committee directs that any monies or property be paid or delivered to the contract holder other than for the benefit of specific individual beneficiaries, the Trustee agrees to accept such monies or property as assets of the Trust Fund subject to all the terms hereof. No insurance carrier shall for any purpose be deemed a party to this Agreement or be responsible for the validity or sufficiency hereof. Notwithstanding the fact that it may have knowledge of the terms of this Trust Fund, the obligations of such insurance carrier shall be measured and determined solely by the terms and conditions of the policies or contracts issued by it, and there shall be no obligations to any person, partnership, corporation, trust or association other than as stated in such policies or contracts.

         Section 2.6. Reports of Investment Trustees and Insurance Companies. The Investment Committees shall arrange for each Investment Trustee appointed pursuant to Section 2.2, and each insurance company issuing guaranteed investment contracts, to furnish the Trustee with such valuations and reports as are necessary to enable the Trustee to fulfill its obligations under Article IV, and the Trustee shall be fully protected in relying upon such valuations and reports.

                                 ARTICLE III

         Section 3.1. Standard of Care. The Trustee, the Company, the members of the Investment Committees, each Investment Manager appointed pursuant to
Section 2.1 and each Investment

Trustee appointed pursuant to Section 2.2 shall act in accordance with Section 404 of the Act and shall discharge their respective duties with respect to the Trust Fund solely in the interest of the employees of the Company which has adopted the Plan and their beneficiaries, and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The duties of the Trustee shall only be those specifically undertaken pursuant to this Agreement or by means of a separate written agreement. The Trustee shall comply with Section 406 of the Act and shall, where appropriate and upon the direction of an Investment Committee, file with the United States Department of Labor for exemptive and other administrative ruling from the provisions of Section 406 of the Act and Section 4975 of the Code or other provisions of the Act or the Code. The Trustee shall be reimbursed for all expenses incurred in connection with the filing described in the preceding sentence.

         Section 3.2. Trust Fund Assets. An Investment Committee shall determine whether all or a portion of the assets of its Plan shall be deposited in the Trust Fund, and the Trustee shall have no responsibility for any such assets until such time as they are in fact received by the Trustee for deposit.

         Section 3.3. Allocation of Responsibility. Except as otherwise provided in the Act, no "fiduciary" (as such term is defined in Section 3 (21) of the Act, or any successor statutory provision) under this Agreement shall be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by this Agreement or pursuant to a procedure established in this Agreement.

         Section 3.4. Indemnification. The Company hereby agrees to indemnify and hold the Trustee harmless from and against any loss, costs, damages or expenses, including, without limitation, reasonable attorneys' fees, which the Trustee may incur or pay out by reason of any alleged or actual act, or failure to act, on the part of the Company, any Investment Committee, Investment Manager, Investment Trustee, custodian or trustee other than this Trustee, or any other person except when (i) the Trustee negligently exercised or negligently failed to exercise its duties and responsibilities under this Agreement, (ii) the Trustee has actual knowledge of a breach of duty on the part of the Company, an Investment Committee, Investment Manager, or any other person, and fails to bring such breach to the attention of the Company or Investment Committees; or (iii) the Trustee's failure properly to discharge its duties and responsibilities hereunder enabled such other person to commit such breach, or (iv) the Trustee, with actual knowledge, either participates in or conceals the act or omission by such other person constituting such breach, with actual knowledge that such act or omission constituted a breach of such other persons duties and responsibilities.

         Section 3.5. ERISA Controls. Anything in this Agreement to the contrary notwithstanding, no provision of this Agreement shall be so construed as to violate the requirements of Part 4 of Title I of the Act, or to limit or absolve the Trustee from any liability or responsibility for action taken outside the scope of its authority under this Agreement, or in respect of the exercise by the Trustee of its duties in accordance with Section 4.1 hereof.

                                  ARTICLE IV


         Section 4.1. Records and Accounts. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any persons designated by the Company or by the Association or by an Investment Committee. Within sixty (60) days following the close of each fiscal year of this Trust Fund, which shall be the twelve consecutive month period ending on December 31st of each year, and within ninety (90) days after the removal or resignation of the Trustee as provided in Article VIII hereof, the Trustee shall file with the Investment Committees and the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by the Trustee or reported to it by such Investment Trustees and Investment Managers as may be appointed hereunder during each fiscal year or during the period from the close of the last such fiscal year to the date of such removal or resignation. Within sixty (60) days from the date of filing such annual or other account, the Trustee, if requested by the Company or an Investment Committee, shall also serve copies of such account upon any persons designated by the Company or any Investment Committee as having administrative responsibility with respect to a Plan. Upon the expiration of 270 days from the date of filing such annual or other account to the extent permitted or not prohibited by the Act or other applicable law the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the propriety of all acts and transactions shown in such account, except with respect to any such acts or transactions as to which an Investment Committee, the Company or any person upon whom the account has been served pursuant to provisions of this Section 4.1, shall within such 270 day period file with the Trustee written objections.

         The Trustee shall provide to the Investment Committees within 18 business days of the close of each month or such other date as may be agreed to by the Trustee and the Investment Committees, a report reconciling each of the investment portfolios within the trust, including the paying account. The Trustee shall from time to time make such other reports and furnish such other information concerning the Trust Fund as an Investment Committee in accordance with the provisions of a Plan may reasonably request or as may be required by such Plan.

         Section 4.2.  Settlement of Accounts.  Notwithstanding the foregoing
Section 4.1, the Trustee, an Investment Committee, any other committee under a Plan, or any of them, shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of the Trustee's account, and in any case it shall be necessary to join as parties thereto only the Trustee, the appropriate Investment Committee, any other applicable committee and any judgment or decree which may be entered therein shall, subject to the provisions of the Act, be conclusive upon all persons having or claiming to have any interest in the Trust Fund.

                                  ARTICLE V

         Section 5.1. Trustee Expenses and Compensation. The expenses incurred by the Trustee in the performance of its duties and the Trustee's compensation, in accordance with this Trust Agreement, including but not limited to fees for legal or consulting services rendered to the Trustee in any context directly or indirectly pertaining to the Trust Fund, such compensation to the Trustee (in its capacity as Trustee of the Trust Fund and in its capacity as Securities Lending Fiduciary if it be so appointed pursuant to Section 2.4) as may be agreed upon in writing from time to time between the Trustee and an Investment Committee and all other proper charges and disbursements of the Trustee shall be paid from the Trust Fund unless otherwise expressly provided in this Trust Agreement to be paid by the Company. Such payments shall be paid to the Trustee within thirty (30) days after the submission of invoices by the Trustee to the appropriate Investment Committee or the Company, as appropriate. The Investment Committees and the Trustee shall, from time to time, execute an agreement delineating the specific dollar amounts chargeable by the Trustee for expenses and compensation payable by the Trust Fund for Trustee services provided pursuant to this Trust Agreement including, without limitation, Section 1.2(a) hereof.

         Any amount paid from the Trust Fund (including taxes) which is specifically allocable to a particular Plan shall be charged to such Plan; any amount paid from the Trust Fund which is allocable to all of the Plans shall be charged against the Trust Fund without allocation.

         If Investment Funds have been established, all amounts (including taxes) paid from the Trust Fund which are allocable to an Investment Fund shall be charged to such Investment Fund. All such expenses which are not so allocable shall be charged against each of the Investment Funds in the same proportion as the value of the total assets held in such Investment Fund bears to the value of the total assets in the Trust Fund.

         In the case of a loan from a Plan to a member under the Plan, all expenses (including taxes) of the Trust Fund, other than those expenses which are paid by the Company which are allocable to such loan, shall be charged against the interest of such member under the Plan.

         Any services performed by the Trustee other than services performed pursuant to this Trust Agreement shall be governed by separate agreement(s); expenses under any such separate agreement shall be paid by the Trust Fund, if the separate agreement is between the Trustee and an Investment Committee, and by the Company, if the separate agreement is between the Trustee and the Company.

         All Taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon the Trust Fund or the income thereof shall be paid from the Trust Fund (provided, however that the Trustee shall first notify the Investment Committees and the Company and the Association of all such levies).

                                  ARTICLE VI

         Section 6.1. Multiple Plans. The Trustee shall maintain a separate account reflecting the equitable share in the Trust Fund of each Plan. Such equitable share shall be used solely for the payment of benefits under and expenses and other charges properly allocable to each such Plan, and shall not be used for the payment of benefits or expenses and other charges properly allocable to any other Plan. The equitable share of each Plan in the Trust Fund shall be debited or credited (as the case may be) (a) for the entire amount of every contribution received on behalf of such Plan, every benefit payment or other expense allocable to such Plan, and every other transaction relating solely to such Plan, and (b) for its equitable share of every item of collected or accrued income, gain or loss, and general expenses and other transactions allocable to the Trust Fund as a whole. The Trustee shall determine the value of the assets of the Trust Fund as of such dates as the Trustee may deem appropriate or as the Investment Committees with the assent of the Trustee may direct. Assets shall be valued at their market values at the close of business on the date of valuation, or, in the absence of readily ascertainable market values, at such values as the Trustee shall determine, in accordance with methods consistently followed and uniformly applied. In determining market values of assets, the Trustee may rely on values recommended by the Investment Manager or Investment Trustee responsible for the investment of such assets or, if applicable, upon the report of a third party firm, engaged by an Investment Committee to value assets not traded in public markets.

         Section 6.2. Trustee Reliance. Each Investment Committee shall certify to the Trustee the names and specimen signatures of the members of such Investment Committee and other authorized representatives of said Investment Committee. The Company shall certify to the Trustee the names and specific signatures of the Company personnel authorized to administer the Plan. Each party required to certify to another party the names and specimen signatures of any person under this Section 6.2 shall promptly notify such other party of changes in such certification, and until such notices are received by the other party, such other party shall be fully protected in assuming that the identity of such persons is unchanged and in acting accordingly. The Company personnel authorized to administer the Plan shall certify to the Trustee the names and specimen signatures of persons authorized to act for it in relation to the Trustee and the Trustee may act upon any certificate, notice or direction purporting to have been signed on behalf of the Investment Committees, the Company, or by the Company personnel authorized to administer the Plan which the Trustee believes to be genuine and to have been executed by (i) an Investment Committee or by any person whose authority to act for such Investment Committee has been certified to the Trustee by such Investment Committee, or (ii) by the Company personnel authorized to administer the Plan, or by any person whose authority to act for such Company personnel has been certified to the Trustee by the Company. The Trustee may rely upon any certificate, notice or direction of the Company or an Investment Committee, as the case may be, which the Trustee believes to be genuine and to have been signed by a duly authorized officer of the Company or member of an Investment Committee. Communications from the Company and from the Investment Committees to the Trustee shall be sent to the Trustee's office as stated above or to such other address as the Trustee shall specify, and such communication shall be binding upon the Trust Fund and the Trustee, when received by the Trustee.

         Section 6.3. Directions by Company or Investment Committees. All orders, requests, instructions and objections of any of the persons authorized to act on behalf of the Company, or an Investment Committee in accordance with the provisions of Section 6.2, or designated to direct the Trustee under Section 1.2(a) or 1.2(b) to make payment for the purpose of distributing benefits or to transfer funds to an Investment Manager, Investment Trustee or other person, shall be in writing, and the Trustee shall be fully protected in acting in accordance therewith. Notwithstanding the foregoing, the Trustee may, in its discretion, accept oral orders, requests, instructions, and objections, subject to confirmation in writing, and the Trustee shall be fully protected in acting in accordance therewith.

         Section 6.4. Directions by Investment Manager. All directions to the Trustee of any Investment Manager appointed pursuant to Section 2.1 shall be in writing, and shall be signed by an officer (or partner) of the Investment Manager or by a person specifically designated to act for the Investment Manager by an officer (or partner) thereof; provided, however, that the Trustee may, in its discretion, accept oral directions from the Investment Manager subject to confirmation in writing, and the Trustee shall be fully protected in acting in accordance therewith.

         Section 6.5. Certain Securities Transactions. Notwithstanding anything herein to the contrary, the Trustee shall be fully protected in acting in accordance with directions with respect to securities transactions (including, without limitation, the affirmation and/or confirmation of such transactions) received by it through a system or arrangement for the coordination of securities transaction settlements operated by Depository Trust Company or by any other central securities depository, securities clearing organization or book entry system which serves to link investment managers, securities brokers and custodian banks, pursuant to an agreement entered into by the Trustee, and an Investment Manager appointed pursuant to Section 2.1 or an Investment Committee, as the case may be, to the same extent as if the directions were in writing. In addition, the Trustee shall be fully protected in acting in accordance with directions (including, without limitation, the affirmation and/or confirmation of transactions) received by it through authenticated telecommunications facilities, including, without limitation, communications affected directly between electro-mechanical or electronic devices, to the same extent as if the directions were in writing, provided that the Trustee and the Investment Committees have agreed that such procedures afford adequate safeguards.

                                 ARTICLE VII

         Section 7.1. Termination of Trust. An Investment Committee may, in accordance with the applicable Plan, by instrument in writing, terminate the trust and this Agreement as it relates to such Plan. Any such termination shall become effective upon the receipt by the Trustee of the instrument of termination; thereafter the Trustee, upon the direction of the Investment Committees shall liquidate the Trust Fund in accordance with the terms of the Plan to the extent required for distribution and, after the final account of the Trustee has been approved and settled, shall distribute the balance of the Trust Fund remaining in its hands as directed by the Investment Committee, or in the absence of such direction, as may be directed by a judgment or decree of a court of competent jurisdiction. Upon termination of the Trust Fund as provided herein, the Trustee shall not be required to make any payments hereunder in excess of the net realizable value of the assets of the Trust Fund at the time of such payment. The Trustee shall not be required to make any payments in cash unless there shall be in the Trust Fund at the time an amount of cash sufficient for the purpose. In case of a deficiency in cash, the Trustee shall pursuant to the direction of the Company or the Investment Committees take such actions as to the disposition of securities or other property forming a part of the Trust as will provide the amount of cash necessary for such payments.

Following any such termination, the powers of the Trustee hereunder shall continue as long as any of the Trust Fund remains in its hands, but only as to those assets which during such time remain in the Trust Fund.

         Section 7.2.  Amendment.

                 (a) This Trust Agreement may be amended from time to time and at any time by instrument in writing; provided, however, that no amendment which affects the rights, duties or responsibility of the Company or the Trustee may be amended without the consent of the affected party.

                 (b) No amendment described herein shall contravene the terms of a Plan.

                 (c) No amendment described in (a) or (b) herein shall divert any part of the Trust Fund to purposes other than for the exclusive benefit of the participants in a Plan or their beneficiaries.

                                 ARTICLE VIII

         Section 8.1. Removal and Resignation. The Trustee may be removed by the Investment Committees, in accordance with the provisions of the Plans, at any time upon sixty (60) days notice in writing to the Trustee. The Trustee may resign at any time upon sixty (60) days notice in writing to the Investment Committees and the Company. The parties, however, may by written instrument waive such notice. Upon such removal or resignation of the Trustee, the Investment Committees shall, in accordance with the provisions of the Plans, appoint a successor Trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder subject to such changes as the Investment
Committees or the Company may then determine in accordance with Section 7.2   If
a successor Trustee is not appointed within sixty (60) days after the Trustee gives notice of its resignation, the Trustee may apply to any court of competent jurisdiction for appointment of a successor. Upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor Trustee the assets then constituting the Trust Fund, although the Trustee may, by separate agreement with an Investment Committee continue to serve as paying agent for benefits under a Plan.

         Notwithstanding Section 1.2(b), the Trustee is authorized, however, to reserve such sum of money as may be reasonable for payment of its compensation and expenses (including legal expenses) then due and owing to it and which are payable under the Trust Fund pursuant to Section 5.1 in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such compensation and expenses shall be promptly paid over to the successor Trustee.

                                  ARTICLE IX

         Section 9.1. Governing Law. This Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts to the extent such laws have not been preempted by the Act or other applicable Federal law.

         Section 9.2. Successors and Assigns. This Agreement shall be binding upon, and the powers granted to the Company, Investment Committees and the Trustee, respectively, shall be exercisable by the respective successors and assigns of the Company, Investment Committees and the Trustee. Any corporation which shall, by merger, consolidation, purchase or otherwise, succeed to substantially all the Trust business of the Trustee shall, upon such succession and without any appointment or other action by the Investment Committees, be and become successor Trustee hereunder, upon notification to the Investment Committees, provided such notice is given at least sixty (60) days prior to the succession, if practicable.

         Section 9.3. Loss of Qualification. The Company shall immediately notify the Trustee, the Investment Committees, and the Association, if a Plan ceases to be qualified under Section 401(a) of the Code. That part of the Trust Fund which is attributable to any such Plan shall be immediately segregated and withdrawn from the Trust Fund. The Investment Committee may at any time direct the Trustee to segregate and withdraw the part of the Trust Fund which is attributable to any Plan or to any specified group or groups of employees or beneficiaries as certified to the Trustee by the Company. Whenever segregation is to be effected pursuant to this Section, the Trustee shall withdraw from the Trust Fund such assets as the Company shall direct. Such assets shall be equal in value to the part of the Trust Fund to be segregated. Such withdrawal from the Trust Fund shall be in cash or in any property held in the Trust Fund, or in a combination of both, as directed by the Company. The Trustee shall thereafter hold the assets so withdrawn as a separate Trust Fund in accordance with the provisions either of this Agreement or of a separate trust agreement. Such segregation shall not preclude later readmission to the Trust Fund. To the extent necessary to permit the Trustee to effect any such segregation, the Company shall direct Investment Trustees appointed pursuant to Section 2.2 to transfer assets to the Trustee from one or more investment trusts.

         Section 9.4. Exclusive Benefit. Except as specifically permitted by this Agreement or a Plan, at no time shall any part of the Trust Fund which is attributable to such Plan ever revert to or be used or enjoyed by the Company or be used for, or diverted to, any purposes other than for the exclusive purpose of providing benefits to eligible participants and their beneficiaries and the payment of the reasonable expenses of such Plan.

         Section 9.5. No Certificates of Ownership. No document shall be issued evidencing any interest in the Trust Fund and the Plans shall not have the power to assign all or any part of the Trust Fund.

         Section 9.6. Assignability. To the maximum extent permitted by law, beneficial interests in the Trust Fund of members or former members under a Plan or their beneficiaries shall not be assignable or subject to alienation, sale, transfer, pledge, encumbrance, mortgage, attachment, execution, levy or receivership, nor shall they pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of any such person; provided, however, that nothing herein shall prevent the payment of amounts pursuant to a qualified domestic relations order; and further provided, however, that nothing herein shall prevent a member from assigning his interest in the Trust Fund as security for the repayment of any loan made to him from the Trust Fund pursuant to a Plan. Any attempt at such a prohibited assignment, alienation, sale, transfer, pledge, encumbrance, mortgage, attachment, execution or levy shall be void and unenforceable.

         Section 9.7. Construction. Any actions taken by the Company and any Investment Committee shall be in accordance with the terms of the Plans and the guidelines contained therein (except as otherwise expressly provided). This Agreement is not intended to, and shall not be used for the purposes of, augmenting, decreasing or in any manner modifying the duties, powers, responsibilities, or obligations of the Company or the Investment Committees under the Plans, or for the purpose of construing the Plans.

         Any term that is defined in any Plan shall have in this Agreement the same meaning ascribed to it in such Plan, unless the context clearly indicates a different meaning.

         Section 9.8. Writing. For purposes of this Agreement, writing shall include, without limitation, directions received through authenticated telecommunications facilities, including, without limitation, communications effected directly between electro-mechanical or electronic devices.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 1st day of July, 1996 by their duly authorized respective officers.

ATTEST:                                                             SECTION 401(K) PLAN FOR PILOTS OF TWA
                                                                    INVESTMENT COMMITTEE

                                                            By:
- ---------------------------------------------------                 -------------------------------------------



ATTEST:                                                             TWA PILOTS DIRECTED ACCOUNT PLAN
                                                                    INVESTMENT COMMITTEE

                                                            By:
- ---------------------------------------------------                 -------------------------------------------



ATTEST:                                                             BOSTON SAFE DEPOSIT AND TRUST COMPANY


                                                            By:
- ---------------------------------------------------                 -------------------------------------------
                                                                    Vice President



ATTEST:                                                             TRANS WORLD AIRLINES, INC.



                                                            By:
- ---------------------------------------------------                 -------------------------------------------

                                FIRST AMENDMENT
                                       of
                              SECTION 401(k) PLAN
                    FOR PILOTS OF TRANS WORLD AIRLINES, INC.
              (as amended and restated effective October 1, 1992)



         This First Amendment of the Section 401(k) Plan for Pilots of Trans World Airlines, Inc. (the "Plan") is made by and between Trans World Airlines, Inc. (the "Company") and the Air Line Pilots Association, International (the "Association"), pursuant to authority held jointly by the Company and the Association pursuant to Section 12.01 of the Plan.

         1. Section 3.02(d) of the Plan is hereby amended in its entirety, effective January 1, 1995, to read as follows:

                 SECTION 3.02(D) - CORRECTION OF EXCESS ANNUAL ADDITIONS In the event a corrective adjustment is needed in the aggregate "annual additions" to a Participant's Accounts in this Plan, and any other defined contribution plan maintained by the Company that would be aggregated with this Plan during the Plan Year for purposes of determining compliance with the limitation described in Section 3.02(b), in order to comply with such limitation; or a corrective adjustment is needed in the aggregate benefits from defined contribution plans and defined benefit plans maintained by the Company in order to comply with the limitation described in Section 3.02(c), then such adjustment shall be made in the following manner and order in the amounts necessary to reduce the excess annual additions:

                 (i) by reduction in the contributions to the TWA Air Line Pilots 1995 Employee Stock Ownership Plan;

                 (ii) then, by reduction in the Participant Contributions to the TWA Pilots Directed Account Plan;

                 (iii) then, by reduction in the Participant's Salary Deferral Contributions to this Plan;

                 (iv) then, by reduction in Company Contributions to the TWA Pilots Directed Account Plan; and

                 (v) then, by reduction in the benefits accrued under the Retirement Plan for Pilots of Trans World Airlines, Inc.

                 2. Section 9.05(h) and all other sections of the Plan which refer to the "Executive Administrator" shall be amended, effective January 1, 1996, to replace "Executive Administrator" with "Executive Director."

         IN WITNESS WHEREOF, the Company and the Association have caused this First Amendment of the Plan to be executed this ____ day of January, 1996, effective as of the dates set forth herein.


ATTEST:  (SEAL)                            TRANS WORLD AIRLINES, INC.




- ---------------------------                -----------------------------



WITNESS:                                   AIR LINE PILOTS ASSOCIATION,
                                           INTERNATIONAL



- ---------------------------                ------------------------------
Don R. Jacobs, Chairman                    J. Randolph Babbitt, President
TWA MEC

                                SECOND AMENDMENT
                                       OF
                       SECTION 401(K) PLAN FOR PILOTS OF
                           TRANS WORLD AIRLINES, INC.
                            (AS AMENDED AND RESTATED
                           EFFECTIVE OCTOBER 1, 1992)

         WHEREAS, Trans World Airlines, Inc. (the "Company") and the Air Line Pilots Association, International (the "Association") desire to amend the
Section 401(k) Plan for Pilots of Trans World Airlines, Inc. (as amended and restated effective October 1, 1992) (the "Plan"), pursuant to authority jointly held by the Company and the Association under Section 12.01 of the Plan,

         NOW, THEREFORE, the Plan is hereby amended in the following particulars, effective as of April 1, 1996, unless otherwise specifically provided herein:

                 1. Section 4.01 is amended by designating the text of present Section 4.01 as Section 4.01(a) - Investment Funds Determined by Investment Committee, and adding a new Section 4.01(b) to read as follows:

                 Section 4.01(b) TWA Stock Fund Effective April 1, 1996 or as soon as administratively feasible thereafter, in addition to the Investment Funds provided under Section 4.01(a), the Trust Fund shall maintain an Investment Fund known as the TWA Stock Fund. Assets of the TWA Stock Fund will be invested and reinvested in the common stock of Trans World Airlines, Inc. ("TWA Stock"), or in short-term, fixed return investments in sufficient amount to pay expenses (such as brokerage expenses involved in the purchase or sale of TWA Stock) and to maintain reasonable liquidity in the Fund as TWA Stock is bought and sold. The objective of the TWA Stock Fund is to keep the bulk of the Fund's assets invested in TWA Stock. Investments in the TWA Stock Fund are subject to the following:

                 (i) All TWA Stock will be purchased or sold on the American Stock Exchange or other securities exchanges or (without commission) will be purchased from or sold to the Company.

                 (ii) Participants in the TWA Stock Fund will be credited with units in the Fund representing a combination of shares, fractional shares, and other assets in the Fund, rather than being credited directly with a specified number of shares of TWA Stock.

                 (iii) Cash dividends, if any, on TWA Stock in the TWA Stock Fund will be credited to such Fund and will be used to purchase additional shares of TWA Stock or will be invested temporarily in short-term fixed return investments. Stock dividends, if any, on TWA Stock in the TWA Stock Fund will be credited to such Fund.

                 (iv) Participants in the TWA Stock Fund will be entitled to direct the Plan's Trustee with respect to the voting of full and fractional shares of TWA Stock represented by the units credited to their accounts. The Trustee will solicit such votes. Full and fractional shares of TWA Stock for which no direction is received by the Trustee in a timely fashion will be voted in proportion to the votes of the shares for which direction was received unless the Trustee in its sole discretion elects to vote such undirected shares in another way in order to meet its duties under ERISA.

                 (v) Investment in the TWA Stock Fund is subject to additional rules set forth in Section 4.02(d).

                 (vi) Modification or elimination of the TWA Stock Fund may be made only by joint agreement of the Company and the Association.

                 2.       Section 4.02 is amended by the addition of new
                          Section 4.02(d) to read as follows:

                 4.02(d) - Special Rules Applicable to Investments in TWA Stock Fund. A Participant's investment directions with respect to the TWA Stock Fund are subject to the following provisions in addition to the foregoing provisions of Section 4.02:

                 (i) A Participant's investment directions to invest in the TWA Stock Fund will be effective, and purchases of TWA Stock will be made, on the Valuation Date next following the date the investment directions are given, unless the investment manager of the TWA Stock Fund determines, in its sole discretion, that it would be prudent to make such purchases over more than one day. There will be no restrictions on contributions or account balances that a Participant may invest in the TWA Stock Fund.

                 (ii) The TWA Stock Fund will bear the brokerage fees and other transaction costs associated with a Participant's directions to invest future Salary Deferral Contributions directly into the TWA Stock Fund. A Participant's Account will bear the brokerage fees and other transaction costs associated with the Participant's directions to transfer his current Account balances into or out of the TWA Stock Fund.

                 (iii) Investment in the TWA Stock Fund will be subject to such additional rules and procedures as are determined by the Investment Committee, including but not limited to the establishment of appropriate transaction fees, which rules and procedures shall not be inconsistent with the Plan.

         IN WITNESS WHEREOF, the Company and the Association have caused this Second Amendment to be executed this _______ day of April, 1996, but effective as provided herein.

ATTEST:    (SEAL)                         TRANS WORLD AIRLINES, INC.



                                           By:
- --------------------------------------        --------------------------------


WITNESS:                                   AIR LINE PILOTS ASSOCIATION,
                                           INTERNATIONAL


- --------------------------------------        --------------------------------
Don Jacobs, Chairman                            J. Randolph Babbitt, President
TWA Master Executive Council

                                THIRD AMENDMENT
                                       OF
                       SECTION 401(K) PLAN FOR PILOTS OF
                           TRANS WORLD AIRLINES, INC.
                            (AS AMENDED AND RESTATED
                           EFFECTIVE OCTOBER 1, 1992)

         WHEREAS, Trans World Airlines, Inc. (the "Company") and the Air Line Pilots Association, International (the "Association") desire to amend the
Section 401(k) Plan for Pilots of Trans World Airlines, Inc. (as amended and restated effective October 1, 1992) (the "Plan"), pursuant to authority jointly held by the Company and the Association under Section 12.01 of the Plan,

         NOW, THEREFORE, the Plan is hereby amended in the following particulars, effective as of May 30, 1996, unless otherwise specifically provided herein:

         1.      To add a new Section 13.07 to read as follows:

         Section 13.07 Incorporation of Certain Documents by Reference The following documents are hereby incorporated by reference in the Company's registration statement on Form S-8 for the Plan (the "Registration Statement"), as filed or to be filed with the Securities and Exchange Commission on or about May 30, 1996:

                 (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

                 (b) The Company's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1996.

                 (c) The description of the Company's Common Stock contained in the Form 8-A Registration Statement filed with the Commission on August 1, 1995.

                 (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of such Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered thereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into such Registration Statement and to be a part thereof from the respective dates of filing of such documents.

                 Any statements contained in a document incorporated or deemed to be incorporated by reference therein shall be deemed to be modified or superseded for purposes of such Registration Statement to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference therein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of such Registration Statement.

         IN WITNESS WHEREOF, the Company and the Association have caused this Third Amendment to be executed this _______ day of May, 1996, but effective as provided herein.

ATTEST:    (SEAL)                          TRANS WORLD AIRLINES, INC.


                                           By:
- --------------------------------------        --------------------------------


WITNESS:                                   AIR LINE PILOTS ASSOCIATION,
                                           INTERNATIONAL



                                           By:
- --------------------------------------        -------------------------------
Don Jacobs, Chairman                               J. Randolph Babbitt,
President TWA Master Executive Council





                                       2